Exhibit ( 10 ) (aai )

PURCHASE AND SALE AGREEMENT
THIS AGREEMENT is made and entered into this 28th day of February, 1995, by and among CRYSTAL SPRINGS HYDROELECTRIC, L.P., a
Washington limited partnership ("Purchaser"), and CRYSTAL SPRINGS
HYDROELECTRIC COMPANY, an Idaho general partnership ("Seller").

Recitals

      1. Seller believes that it is the owner of all of the assets relating to the ownership and operation of a hydroelectric facility located in Twin Falls County, Idaho, commonly known as the Crystal Springs Hydroelectric Project (the "Facility"). Purchaser desires to acquire and Seller desires to sell to Purchaser all of the assets relating to the Facility on the terms and conditions set forth below.

      2. Seller has owned and operated, through various contract operators, the Facility at different times from 1985 to the present. During this same time period, at various times, Bonneville Corporation developed, owned and operated the Facility. The parties recognize that with respect to any representations made by Seller in this Agreement, Seller is not chargeable with information about the Facility known to Bonneville Pacific Corporation or contract operators which was not communicated to Seller.

      3. In connection with the transactions contemplated by this Agreement, Seller has given Purchaser the opportunity to review the Facility, interview the current contract operator and review Seller's files with respect to the Facility. In addition, Seller has furnished Purchaser any information concerning the Facility requested by Purchaser and has not knowingly withheld any material information concerning the Facility,v.

Agreements

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations and warranties of each party herein set forth, the parties hereto, intending to be legally bound hereby, AGREE:

Section 1. DEFINITIONS.

The following terms shall have the indicated definitions in this
Agreement:

      1.01 "Agreement." This Purchase and Sale Agreement, as such may be amended, modified or supplemented from time to time.

      1.02 "Facility." The hydroelectric facility located in Twin
Falls County, State of        Idaho, commonly known as the Crystal
Springs Hydroelectric Project.            I

      1.03 "FERC." The Federal Energy Regulatory Commission, an agency of the United States Government.

      1.04 "Idaho Power Company." Idaho Power Company, a Maine corporation.

Section 2. PURCHASE AND SALE OF ASSETS

2.01 Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, Seller agrees to and will sell, transfer, assign and convey to Purchaser and Purchaser will purchase from Seller all of Seller's right, title and interest in and to the "Assets," as defined below, free and clear of all liens, claims and encumbrances except as provided herein. The "Assets" are all of the assets, equipment and properties of Seller relating to its ownership, development and operation of the Facility, tangible and intangible, real and personal, and include the following, without limitation:

(a) The operating assets, inventory, equipment and receivables of Seller relating to or used in connection with the Facility, including:

All "Inventory" (as hereinafter defined), all "Receivables" (also hereinafter defined) and all "Equipment" (also hereinafter defined) of Seller relating to or used in connection with the Facility; all of Seller's fixtures, goods, materials and other tangible personal property relating to or used in connection with the Facility; all of Seller's patents, trademarks, goodwill, know how, intellectual property of all kinds, customer lists, choses in action, contracts and contract rights, instruments and other intangible personal property (including general intangibles), and all other items of personal property of whatever description (including but not limited to those specific items listed below in Section 2.01(d)), whether now owned or hereafter acquired or arising; all proceeds of any of the foregoing (including, specifically, proceeds of insurance policies insuring any of the forgoing against loss by theft, casualty or otherwise); all of Seller's rights to goods represented by or securing Receivables, and all of Seller's rights as an unpaid vendor, including the right to reclaim goods and to replevy goods under the Uniform Commercial

Code and including all returned and repossessed goods, wherever located; anysubstitutions for, accessions, modifications and improvements to and other additions and replacements for any of the foregoing and any other rights or interests arising out of or in connection with any of the foregoing; all records, accounting or otherwise, reports, papers and documents relating to any of the foregoing, including all computer records, data programs, software, disks, etc. relating to or arising out of or used in connection with any of the foregoing, as may be requested by Purchaser.

      As used above, the term "Equipment" shall have the meaning provided therefor in the Uniform Commercial Code and shall also, for purposes hereof, include any and all machinery, tools, equipment, computers, furniture, furnishings, etc. used in or in connection with the Facility, now owned or hereafter owned, acquired or arising or created. As used above, the term "Inventory" or "Inventories" shall have the meaning specified in the Uniform Commercial Code, including all of the same now owned or hereafter acquired by Seller wherever located, and also including all of Seller's right as the seller of goods under the Uniform Commercial Code and all Inventory which may be returned or repossessed, and also all proceeds of the same including also insurance proceeds realized in connection with the Inventory, its loss or damage, including without limitation, all raw materials, stock in trade, finished goods and goods in progress.
As used above, the term "Receivables" shall mean any and all of Seller's accounts (as defined in the Uniform Commercial Code) and any and all rights of any kind of Seller to payment from a third party, including all instruments, executory contract rights, contract rights, chattel paper and any general intangibles, whether now held or existing, or hereafter acquired or arising relating to the Facility. Receivables shall also include all proceeds of the same and shall also mean all ledger sheets, files, records and documents relating to the same, including but not limited to, invoices, purchase orders, contracts, etc. as may be requested by Purchaser.

(b) All of Seller's supplies used in connection with the operation of the Facility including, without limitation, supplies of fuel, lubricants, spare parts and other consumable supplies (the "Supplies");

(c) All of Seller's right to and interest in all permits, licenses, governmental approvals, contracts and agreements necessary for or used in connection with the ownership, development and operation of the Facility and the transmission and sale of electric power to Idaho
Power Company, including, without limitation, those documents identified on Exhibit 2.01(c) (the "Permits and Contracts");

(d) All of Seller's right to and interest in: (1) One diversion and penstock inlet structure; (2) two automated fish and trash racks with associated equipment, controls, meters and lights; (3) 7850 LF of 60" OD penstock with associated air-vacuum valves, drain valves, manways dresser couplings and thrust blocks; (4) 9400 LF of graveled access road with associated drainage and improvements; (5) Powerhouse, including but not limited to base gravel, concrete footings, foundation walls, floor slab and building construction;
(6) Penstock manifold with four branches to each of the four turbines with its associated flanges, bolts, drains, couplings and thrust block; (7) four Allis Chalmers insolation valves with operators and their associated motors and controls: A) two 24" valves, and B)two 30" valves; (8) four IngersollRand Horizontal Francis Turbines: A) Turbine #1: capacity 548 KW, model 16 x 23 ST;
B) Turbine #2: capacity 686 KW, model 16 x 23 ST; C) Turbine #3: capacity 767 KW, model 16 x 23 S; and D) Turbine #4: capacity 911 KW, model 20 ALVT; (9) four Westinghouse Horizontal Induction
Generators: A) Generator #1 - capacity 617 KW; B) Generator #2 capacity 776 KW; C) Generator #3 - capacity 882 KW; D) Generator #4
- capacity 1048 KW; (10) one Power Factor Assemble; (11) Westinghouse Generator Controller Equipment; (12) one Neutral Grounding Resistor Assembly; (13) one 3500 KVA Transformer and accessories; (14) one Indoor Station Auxiliary Transformer with a service panelboard for powerhouse loads; (l5) one Programmable controller package - built by J-U-B Engineers, Inc.; and (16) 7,313 lineal feet of 46 KV transmission line.

Seller believes but does not warrant (and has not attempted to verify) that the equipment described in paragraph 2.01(d) above is an accurate description of the equipment located at the Facility.

2.02 Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall not include any assets of Seller which do not relate to Seller's ownership, development and operation of the Facility.

2.03 Purchase Price and Payment.

(a) As consideration for the Assets, Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement, to pay to Seller in cash at Closing the total sum of One Million
One Hundred Thousand Dollars ($1,100,000.00) (the "Purchase
Price").

(b) From funds received at Closing and as a part of Closing, Seller agrees to irrevocably instruct the closing agent as follows:

(i) To disburse the cash sum of $69,000.00 to Purchaser, which sum shall be utilized by Purchaser to pay "Additional Rentals" due to Crystal Springs Ranch Limited Partnership, an Idaho limited partnership, pursuant to the Amended Lease Agreement executed February 28, 1995, between Crystal Springs Ranch Limited Partnership, an Idaho limited partnership, and Crystal Springs Hydroelectric, L.P., a Washington limited partnership;

(ii) To disburse the cash sum of $12,500.00 to Crystal Springs
Research & Development, an Idaho general partnership, and Crystal
Springs Trust, an Idaho trust, under Trust Agreement dated April 1, 1985.

(c) At Closing and as a part of Closing, Purchaser agrees to arrange to disburse the cash sum of $12,500.00 to Crystal Springs
Research & Development, an Idaho general partnership, and Crystal
Springs Trust, an Idaho trust, under Trust Agreement dated April 1,
1985.

2.04 Excluded Liabilities. Anything to the contrary notwithstanding, Purchaser is not assuming any of the following liabilities, contracts, commitments and other obligations of

Seller:

(a) Any obligations or liabilities of Seller arising under this Agreement;

(b) Any obligation of Seller for federal, state or local tax liability (including interest and penalties) arising from the operation of the Facility by Seller up to the time of Closing or arising out of the sale by Seller of the Assets pursuant hereto;

(c) Any obligation of Seller for any transfer, sales or other taxes, fees or levies arising out of the sale of the Assets pursuant hereto;

(d) Any obligation of Seller for expenses incurred in connection with the sale of the Assets pursuant hereto; or

(e) Any other liability or obligation of Seller.

Seller represents and warrants that: (a) the Facility has not been operational at any time during 1995; (b) all expenses necessary to preserve and protect the operational status of the Facility during 1995 (including without limitation permit fees, license fees, insurance, utility expenses and the like) have been paid; and (c) Seller, at Closing, will have no unpaid obligations or liabilities with respect to the Facility except as disclosed on Exhibit 4.10. In reliance upon this representation and warranty and notwithstanding paragraph 2.04(b), and in exchange for Seller's assignment of all right, title and interest to Seller's existing insurance policies, Purchaser agrees to assume and pay any obligation for federal, state or local tax liability which may arise or be attributable to the ownership or operation of the Facility during 1995.

Section 3. CLOSING.

3.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Security Title (formerly Chicago Title Insurance Company of Idaho), 311 2nd Street North, Twin Falls, Idaho 83301, at 10:00 a.m., local time, on March 2, 1995, or at such other date, time and place as Purchaser and Seller shall mutually agree in writing (the "Closing Date"), provided that all of the conditions precedent set forth in this Agreement have been satisfied or waived as of said Closing Date. Conveyance, transfer, assignment and delivery of the Assets shall be by bills of sale, certificates of transfer, endorsements, assignments and other instruments of transfer and conveyance in such form as the parties shall mutually agree.

3.02 Deliveries by Seller. At Closing, Seller shall execute and deliver the following and such execution and delivery shall be a further condition to Closing:

(a) A bill of sale in the form attached hereto as Exhibit 3.02(a) covering all of the Assets not covered by the other transfer documents referred to herein;

(b) Such assignments of and consents to the transfer of each of the Permits and

Contracts as Purchaser may request;

(c) Such other documents and instruments as counsel for Purchaser may reasonably require to effectuate or evidence the transfer of all of the Assets, including but not being limited to those referenced on Exhibit 2.01(c) and:

(i) Assignment of Interest by Crystal Springs Research &
Development, an Idaho general partnership, and Crystal Springs
Trust, an Idaho trust, as Assignor, to Seller, as Assignee, in form hereto attached as Exhibit 3.02(c)(i);

(ii) Affidavit of Lost Stock Certificate and Assignment Separate
From Certificate executed by M. Gary Atkinson, in form hereto attached as Exhibit 3.02(c)(ii);

(iii) Certification by the Idaho Secretary of State's Office that
WaLker & Atkinson, Chartered, has been duly reinstated as a corporation and is a corporation in good standing in the State of Idaho;

(iv) Consent and Agreement to Amended Lease Agreement in form hereto attached as Exhibit 3.02(c)(vi);

(v) Assignments, in form satisfactory to Purchaser, of all of Seller's existing insurance policies and all rights thereunder to Purchaser.



3.03 Deliveries by Purchaser. At Closing, Purchaser shall execute and deliver a certified or cashier's check in the full amount of the Purchase Price, and such execution and delivery shall be a further condition to the Closing.

3.04 Possession. Purchaser shall take possession of the Assets as of Closing.

3.05 Taxes and Fees.

(a) Any transfer, sales, use or other tax, including any real estate excise tax or transfer, filing or recording fees, payable upon or with respect to the sale of the Assets shall be paid when due by Seller.

(b) All real or personal property taxes attributable to any of the Assets shall be prorated as of January 1, 1995, subject to the representations and warranties of Seller made pursuant to Section
2.04 above.

Section 4. REPRESENTATIONS And WARRANTIES OF SELLER

Seller reasonably believes but does not warrant that, as of the Closing Date:

4.01 Organization. Good Standing and Power. Seller (a) is a general partnership duly organized, validly existing and in good standing under the laws of the State of Idaho; (b) is in good standing in-the State of Idaho; and (c) has the requisite power and authority to own and operate the Facility and to carry on its business as presently conducted.

4.02 Authorizations and Enforceability. Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, fully enforceable in accordance with its terms.

4.03 Effect of Agreement. Etc. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both: (a) violate any provision of law, statute, rule or regulation to which Seller is subject; (b) violate any judgment, order writ or decree of any court, arbitrator or governmental agency applicable to Seller; (c) have any adverse effect on any of the Assets, including any of the Permits and Contracts to be assigned to Purchaser pursuant to this Agreement, or the ability of Purchaser to make use of such Permits and Contracts; or (d) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument to which Seller is a party or by which any of the Assets is or may be bound or affected or from which Seller derives benefit.

4.04 Title To and Sufficiency of Assets. At Closing, Seller will have good and marketable title to the Facility and all of the Assets, free and clear of all liens, security interests, pledges, agreements, claims, charges or other encumbrances of any nature whatsoever. The Assets constituting the Facility as of the Closing Date are all of the assets (including land rights) which are necessary to Purchaser's ownership and operation of the Facility, and to the production and transmission of electrical energy from the Facility to Idaho Power Company during the term of and consistent with the Firm Energy Sales Agreement executed March 31, 1984, by and between Seller and Idaho Power Company (as identified on Exhibit 2.01(c)). In addition, the Permits and Contracts identified on Exhibit 2.01(c) are all of the material leases, contracts, deeds, agreements, easements, licenses, governmental approvals, authorizations, permits and rights-of-way owned or held by Seller on the Closing Date which relate to the Facility and which are necessary to Purchaser's ownership and operation of the Facility and the production and transmission of electrical energy to Idaho Power Company.

4.05 Transfer of Assets. The Assets which are being purchased by Purchaser hereunder when sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly transferred to Purchaser and upon the delivery to Purchaser of the Bill of Sale and other transfer and assignment documents contemplated hereby, Purchaser will have good and marketable title to the Facility, free and clear of all liens, claims, encumbrances and other rights of third parties.

4.06 Environmental Matters. There are no pending or threatened claims that are or could be asserted against Seller or its predecessors, which relate to any toxic or hazardous substance having been improperly generated, handled, released (or threatened to be released), treated, stored or disposed of, or otherwise deposited in, on, beneath or in close proximity to the real property upon which the Facility is constructed (the "Facility Site"), including, without limitation, the surface waters and subsurface waters thereof, and there are no of no underground tanks that are or have been located on, in or in close proximity to the Facility Site. As of the date hereof, there are no pending or threatened Environmental Claims (as hereinafter defined) that are or could be asserted against Seller or its predecessors, which relate to the Facility Site. There are no pending or threatened claims that are or could be asserted under the ComprehensiveEnvironmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as codified at 42 U.S.C. 9601 et. sea.; the Resource Conservation and Recovery Act of 1976 as amended, as codified at U.S.C. 6901 et. seq.; and the Superfund amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. 9671 et. sea., or other federal, state or local environmental statute, regulation, ordinance or regulatory requirement.



4.07 Utilities and Utility Agreements. All utilities necessary for the use and operation of the Facility, including gas, electricity and water, have been installed, are in good operating condition and repair and satisfy the operating requirements of the Facility. There are no commitments or agreements with any governmental agency or public or private utility affecting the Facility which have not been disclosed to Purchaser by Seller.

4.08 Litigation. There is no suit, action or proceeding pending or threatened against Seller or the Facility or any of the Assets, including the Permits and Contracts, and there is no judgment, order, injunction, decree, regulation or ruling of any court orgovernmental department, commission, agency, instrumentality or arbitration outstanding against Seller or any of the Assets or the Facility having or which, insofar as can be foreseen in the future, may have any adverse effect on the operation and use of the Facility and the Assets.

4.9 Governmental Authorizations and Regulations. There are no existing conditions at the Facility that could cause the Facility to become in violation of or in noncompliance with any governmental rule or regulation.

4.10 Contracts. Except as otherwise disclosed in this Agreement, Seller is not a party to any written or- oral contract or commitment for the current or future performance of any obligation relating to or in connection with the Facility, including but not limited to:

(a) Agreement of guarantee or indemnification;

(b) Agreement, contract or commitment containing any covenant limiting the freedom of Purchaser to own and operate the Facility; or

(c) Mortgage, note, deed of trust or other payment obligation or security agreement.

Seller is not a party to any contract, agreement or commitment relating to or in connection with the Facility which is in default, or which is subject to a condition which will give rise to a default, except those identified on Exhibit 4.10, which defaults shall be cured or otherwise waived at Closing. The contracts and agreements, including the Permits and Contracts, specifically identified in this Agreement have not been amended or revoked, except as noted herein.

4.11 Taxes. All tax returns required to be filed by Seller in any jurisdiction have been filed; and at or prior to Closing, all taxes imposed by any taxing authority which are due and payable by Seller prior to December 31, 1994, with respect to or in connection with the Facility shall have been paid in full, and all deposits required by law to be made with respect to any tax will have been made.




4.12 Employee Matters. Seller has never had any employees.

4.13 Permits and Contracts. Seller has complied in all material respects with all of the applicable rules, regulations and requirements of all governmental licenses, permits and authorizations held by Seller in connection with the ownership, development and operation of the Facility. All information and disclosures made on any applications for licenses, permits or authorizations were true when made. Seller has no knowledge of any claim violations from any governmental agency or any other person with respect to the licenses, permits and authorizations held by Seller in connection with the operation of the Facility, including the Permits and Contracts, and Seller has no knowledge that any condition exists which may give rise to a claim of violation in the future.

4.14 Status of Permits and Contracts. All of the Permits and Contracts are in good standing and in full force and effect, and there has been no material adverse change in the status of the Permits and Contracts which threatens, restricts or prohibits the operation of the Facility. For purposes of the foregoing, it shall be considered a material adverse change if any of the Permits and Contracts are withdrawn, revoked or denied or if any Permit or Contract is determined by a court of competent jurisdiction to be invalid or to have been improperly issued. There have been no amendments to the Permits and Contracts which have not been disclosed to Purchaser.

4.15 Changes in Facility Operations. Except as disclosed in Exhibit 4.10, for a period of six months preceding the Closing Date, no material obligations (including any indebtedness) have been incurred and no material transactions have been entered into with respect to or in connection with the Facility. except for this Agreement and the transactions contemplated hereby, and Seller has not suffered any theft, damage, destruction, casualty loss or other material change, materially and adversely affecting the Assets or the business, operations, liabilities, earnings or condition of the Facility.

4.16 Accuracy of Representations. No representation, covenant or warranty by Seller contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

Section 5. REPRESENTATIONS AND WARRANTS OF PURCHASER.

Purchaser hereby represents and warrants to Seller that, as of the Closing Date:

5.01 Organization. Good Standing. Power. Etc. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington and is authorized or licensed to do business in all other jurisdictions in which the failure to so qualify would have a material and adverse impact on its business or properties. Purchaser has the power and authority to carry on its business as now conducted and as proposed to be conducted.

5.02 Authorization. All necessary actions on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken or will be taken prior to Closing. This
Agreement, when executed and delivered, shall constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

5.03 Accuracy of Representations. No representation, covenant or warranty by Purchaser contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

Section 6. ADDITIONAL AGREEMENTS OF SELLER And PURCHASER.

6.01 Liability for Expenses. Seller will pay all expenses incurred by Seller and Purchaser will pay all expenses incurred by Purchaser in connection with the negotiation, execution and performance of this Agreement, whether or not-the transactions contemplated hereby are consummated, including the fees and expenses of agents, representatives, accountants and counsel for each party.

6.02 Execution of Further Documents. From and after the Closing
Date, upon the reasonable request of Purchaser, Seller shall execute, acknowledge and deliver all such further documents as may be required to convey and transfer to and vest in Purchaser and protect its right, title and interest in all of the Assets purchased pursuant to this Agreement, and as may 8 be appropriate otherwise to carry out the transactions contemplated by this Agreement.

Section 7. CONDITIONS TO OBLIGATIONS OF PURCHASER.

All obligations of Purchaser under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions precedent:

7.01 Closing Certificate. Each of the representations and warranties of Seller as contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by the transactions contemplated hereby. Seller shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement. Seller shall have delivered to Purchaser a certificate in the form attached hereto as Exhibit 7.01, dated as of the Closing Date, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

7.02 Consents. Purchaser shall have obtained all consents and approvals of all persons and entities necessary for the performance of the transactions contemplated by this Agreement and the ownership and operation of the Facility by Purchaser, including, without limitation, the following consents relating to the permits and Contracts (as identified on Exhibit 2.01(c)):
(a) The consent of FERC to the transfer to Purchaser of the FERC license(s);

(b) The consent of the State of Idaho to the transfer to Purchaser of the transfer of all water rights necessary for operating the Facility;

(c) The consent of Patricia Wilson Sibley, Samuel H. Sibley, Asher
B. Wilson, Jr., Asher B. Wilson m, Clark S. Wilson, James Edward Wilson, Mark L. Wilson, David R. Millard, Barbara L. Millard, Robert A. Kantor, Sandra Kantor, Derek C. Cantrell, Georgia Lee Cantrell, Charles Cantrell, Vivian Cantrell and Crystal Springs Ranch Limited Partnership, an Idaho Limited Partnership, to the transfer to Purchaser of the Road Permit and Special Use Permit;

(d) The consent of the State of Idaho to the transfer to Purchaser of the Water Permits;

(e) The consent of Idaho Power Company to the transfer to Purchaser of the Firm Energy Sales Agreement;

(f) The consent of all partners of Seller to the transfer to Purchaser of the Assets and the Facility; and

(g) All assignments, consents or other requirements pursuant to this Agreement.

7 03 Letters of Good Standing. Purchaser shall have obtained letters from applicable governmental authorities to the effect that the FERC License and the Water Permit are in good standing and in full force and effect, and from Idaho Power Company to the effect that the Firm Energy Sales Agreement is in good standing and in full force and effect.

7.04 Litigation. Etc.

(a) There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Assets and the Facility to Purchaser or any other transaction contemplated hereby, or which might have a material adverse affect on the Assets and the Facility or which might affect the right and ability of Purchaser to own, operate in its entirety or control the Facility, and which, in the judgment of Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

(b) No violation of Seller shall exist or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the financial condition, results of operations or the Assets after Closing.

(c) No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Seller to consummate the transactions contemplated hereby or would materially adversely affect the ability of Purchaser to own and operate the Facility.

7.05 Lien Search. Purchaser shall have received the report or reports of the appropriate public officials and a reputable title company or companies indicating that they have reviewed the approprIate recording files for mortgages, financing statements, conditional sales contracts, chattel mortgages, lease agreements, notices of assignment of accounts receivable, factors' liens, trust receipts and tax liens, and that there are no mortgages, claims liens, charges, encumbrances, security interests, restrictions on use of transfer or other defects of record with respect to the Facility and the Assets.

7.06 Losses. Seller shall not have sustained any loss or damage to the Facility or the Assets which in the opinion of Purchaser materially affects the value of the Facility and Assets or the ability of Purchaser to own and operate the Facility.

7.07 Completion of Review by Purchaser. Purchaser shall have completed its business, accounting, environmental and legal review of the Facility and the Assets, and Purchaser shall, in its sole discretion, be satisfied with the results of such investigation or otherwise waive this condition in writing prior to Closing.

Section 8. CONDITIONS TO OBLIGATIONS OF SELLER.

All obligations of Seller under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

8.01 Closing Certificate. Each of the representations and warranties of Purchaser contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by the transactions contemplated hereby. Purchaser shall have delivered to Seller a certificate in the form hereto attached as
Exhibit 8.01, dated as of the Closing Date, certifying that such representations and warranties are true and correct.

8.02 Litigation. Etc. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Purchaser which might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction.

Section 9. MISCELLANEOUS.

9.01 Survival of Representations and Warranties. All of the respective representations and warranties of the parties to this Agreement shall survive the consummation of the transactions contemplated hereby.

9.02 Brokers' Commissions. Each party hereto will indemnify and hold harmless each other party from any commission, fee or claim of any person, firm or corporation employed or retained by, or claiming to be employed or retained by, the indemnifying party to bring about, or to represent it in, the transactions contemplated hereby.

9.03 Amendment and Modification. This Agreement shall not be amended or modified except in a writing signed by the parties hereto.

9.04 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns.

9.05 Notices. All notices or other communications hereunder shall be deemed to have been given when personally delivered or when deposited in the U.S. mail, registered or certified, postage prepaid and addressed as follows:

To Seller:

Crystal Springs Hydroelectric Company c/o Far West Capital, Inc.
921 Executive Park Drive, Suite B Salt Lake City, Utah 84117

Attn: Thomas A. Quinn

To Purchaser:

Crystal Springs Hydroelectric, L.P. c/o Weatherly 11225 S.E. 6th,
Suite 100 Bellevue, WA 98004

Attn: Mr. Dell Keehn

with a copy to:

M. Kathrine Julin
Julin, Fosso, Sage, McBride & Mason
1001 4th Avenue, Suite 3900
Seattle, Washington 98154-1084

9.06 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.
9.07 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

9.9 Attorneys' Fees. In the event legal action is taken by either party to enforce this Agreement, or any action arising out of the representations, warranties and covenants contained herein, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party shall be paid by the nonprevailing party.

9.10 Jurisdiction. Venue and Governing Law. In the event of any action or proceeding arising out of this Agreement or the transactions contemplated hereby, the parties agree that the exclusive jurisdiction and venue shall lie in the Salt Lake County District Court in Salt Lake City, Utah. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the internal laws of the State of Utah.

9.11 Time of Essence. Time is of the essence of this Agreement and each and every covenant, condition and provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Energy Fund, L.P., a Delaware limited
partnership, as General Partner

By: Far West Capital, Inc., General Partner
By /s/ Thomas O. Quinn, Vice President

PURCHASER:CRYSTAL SPRINGS HYDROELECTRIC, L.P.

By: Gateway Energy, Inc., its General Partner

By: /s/ Dell E. Keehn, President

LIST OF EXHIBITS

                        Exhibit 2.01(c)         Permits and
Contracts
                        Exhibit 3.02(a)         Form of Bill of
Sale
                        Exhibit 3.02(c)(i)      Assignment of
Interest
                        Exhibit 3.02(c)(ii)     Affidavit of Lost
Certificate
                        Exhibit 3.02(c)(vi)     Consent and
Agreement to
Amended                                         Lease Agreement
                        Exhibit 4.10      Defaults of Seller
                        Exhibit 7.01      Closing Certificate of
Seller
                        Exhibit 8.01      Closing Certificate of
Purchaser

Exhibit 2.01(c)
PERMITS AND CONTRACTS

            A.          Permits

      1. All FERC Licenses relating to the Facility pursuant to the Order Issuing Major License issued May 24, 1985, Project No.
8278-000, by the Office of Electric Power Regulation, Federal
Energy Regulatory Commission, as may have been amended.

      2. All Water Permits issued by the State of Idaho relating to water for the Facility, including but not limited to the Idaho
Department of Water Resources Water Permit Nos. 4707768, 47-07991, 47-08005 and 47-8009.

B. Contracts.

      1. The Firm Energy Sales Agreement between Seller and Idaho
Power Company dated March 31, 1984.

      2. Intertie Agreement dated October 3, 1985, between Seller and Mistletoe Financial Company, a Utah general partnership.

      3. Lease Agreement dated as of May 1, 1985, between Derek C. Cantrell, Georgia Lee Cantrell, Charles Cantrell and Vivian
Cantrell, as Lessor, and Seller, as Lessee.

      4. Lease Agreement dated as of May 1, 1985, between Patricia Wilson Sibley, Samuel H. Sibley, Asher B. Wilson, Jr., Asher B. Wilson III, Clark S. Wilson, James Edward Wilson, Mark L. Wilson, and David R. Millard and Barbara L. Millard, as Lessor, and Seller, as Lessee.

      5. Right of Way Grant dated June 19, 1983, executed by Twin
Falls Bank and Trust, David R. Millard, Barbara L. Millard, and
Pisces Investments, as grantors, to Seller, as grantee.

      6. Perpetual Easement Agreement dated June 19, 1985, between Twin Falls Bank & Trust Company, Crystal Springs Ranch, Ltd., and
Pisces Investments, as grantors, and Seller, as grantee.

      7. Agreement dated March 8, 1993, between Twin Falls Canal
Company, an Idaho corporation, and Seller, concerning added flows.

      8. Any and all insurance policies presently in force concerning or relating to the Facility or its operation.

Exhibit 3.02(a)

BILL OF SALE

      CRYSTAL SPRINGS HYDROELECTRIC, COMPANY, an Idaho general partnership ("Seller"), for $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, convey, transfer, assign and deliver to CRYSTAL SPRINGS HYDROELECTRIC, L.P., a Washington limited partnership ("Purchaser"), all of its right, title and interest in the following described personal property (the "Assets"):

                        (a)   The operating assets, inventory,
equipment, receivables and supplies owned or
                              leased by Seller in connection with
the
operation of the Facility, as described in
                              Section 2.01(a), (b) and (d) of that
certain Purchase and Sale Agreement dated
                              February 28, 1995, by and among
Seller and
Purchaser (the "Agreement");
                        (b)   All of Seller's permits, licenses,
governmental approvals, authorizations, contracts
                              and other agreements as identified on
Exhibit 2.01(c) to the Agreement;

      Seller represents to Purchaser that Seller believes it has legal title to the Assets, that Seller has complete and unrestricted power to sell, convey, transfer, assign and deliver said legal title to such Assets to Purchaser and that this Bill of Sale is valid in accordance with its terms and effective for its purpose.

      DATED:            , 19

CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Fund, L.P., a Delaware limited partnership, as General Partner

By: Far West Capital, Inc., General Partner

By:
Thomas A. Quinn, Vice President

Exhibit 3.02(c)(i)
ASSIGNMENI OF INTEREST

See attached.

ASSIGNMENT OF INTEREST

For the sum of Twenty-Five Thousand Dollars ($25,000) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,
CRYSTAL SPRINGS RESEARCH & DEVELOPMENT, an Idaho general partnership, and CRYSTAL SPRINGS TRUST, an Idaho Trust, under Trust Agreement dated effective April 1, 1985, Walker and Atkinson Chartered, Trustee, as assignors
("Assignors") hereby assign, transfer, grant, convey and quit claim to Far West Electric
Energy Fund, L.P., a Delaware limited partnership as assignee
("Assignee") all of
Assignors' right title and interest in and to the Crystal Springs Hydroelectric Project, also known as the Cedar Draw Hydroelectric Project, or Cedar Draw Creek Project which is located on Cedar Draw Creek in Twin Falls County, Idaho ("Project").

      This Assignment, transfer and conveyance includes, but is not limited to, all of Assignors' rights, title and interest under that certain Purchase Agreement entered into effective as of the 15th day af May, 1985 by and among Assignors, Bonneville Pacific Corporation and Far West Capital, Inc., speciffically including, but not limited to, rights to receive royalties from the Project or to repurchase the Project and Assiginors hereby waive and quit claim any and all other right, title or interest whatsoever in the Project, including Crystal Springs Hydroelectric Company Parterniship Units, equipment, business interests, good will, assets, titles, permits, applications, licenses, leases, agreements, power contracts, water permits, rents, royalties, distributions, revenues, options of any kind, and any other interest, whether the same be present, past, future; known or unknown.

      The person signing for Assignors have the right and authority to execute and make this Assignment of Interest with the consent and approval of the beneficiaries and partners thereof and agrees to indemnify and hold Assignee harmless from any claim, loss or expense inclouding attorney's fees resulting from any breach hereof.

      Assignee hereby accepts and receives the foregoing assignment, transfer and conveyance.

      This Assignment of Interest contains tbe entire agreement of the parties and shall bind and inure to the benefit of all heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignors and Assignee have executed this
Assignment of Interest the _ day of 199_ by and through their authorized representatives.

            ASSIGNORS:
            CRYSTAL SPRINGS TRUST
            By: WALTER & Atkinson CHARTERED,
            Trustee
            By: /s/ Thomas G. Walker
            Its: President

            CRYSTAL SPRINGS RESEARCH &
            DEVELOPMENT
            By:/s/ Thomas G. Walker
            Its: General Partner
            ASSIGNEE:

            FAR WEST ELECTRIC ENERGY FUND, LP.
            By: FAR WEST CAPITAL INC.
            Its: General Partner
            By
            Its:

Exhibit 3.02(c)(ii)
AFFIDAVIT OF LOST CERTIFICATE

See attached.

AFFIDAVIT OF LOST STOCK CERTIFICATE
AND
ASSIGNMENT OF SEPARATE FROM CERTIFICATE

STATE OF IDAHO
                        ss
County of Twin Falls


I, M Gary Atkinson of Twin Falls, Idaho being sworn, here state:

1. I am the sole shareholder of Walker, & Atkinson Chartered, an Idaho professional corporation ("the Corporation").

2. The Corporation forfeited its charter on December 1, 1994, for failure to file the required Annual Report Form.

3. To the best of my knowledge and belief, the Corporation's charter can be reinstated by (a) filing the Annual Report Form with the Secretary of State, Room 203, Statehouse, Boise, Idaho 83720, and (b) paying a $20.00 fee.

4. As of the date of this Affidavit, I am the sole owner, subject to my wife's community property interest, of all of the issue and outstanding stock of the Corporation.

5. To the best of my recollection, the Corporation issued Stock Certificate No. 1 to me at or about the time of its organization.
I do not recall how many shares were represented by Certificate No.
1. No other Stock Certificates were, or have been, issued by the Corporation.

6. I intend, by the Assignment below, to grant, sell, assign and transfer all of my right, title and interest in and to the Corporation's issued and outstanding stock to Thomas G. Walker, whose mailing address is P.O. Box 7707, Boise, Idaho 83707-1707 ("Walker").

7. Because Stock Certificate No. 1 is lost, I am unable to deliver said certificate to Walker.

8. I covenant and warrant that I have not disposed of Stock
Certificate No. 1, or any other certificate representing stock
Issued by the Corporation, or given any person a power of attorney or any other authority to grant, assign or transfer stock issued by the Corporation.

9. I make this Affidavit of Lost Stock Certificate in order to induce Walker to accept the Assignment set forth below.

10. To the best of my knowledge and belief, the Corporation is the trustee of Crystal Springs Trust under and by virtue of a Trust Agreement dated May 1, 1985. I have been told by Walker that, upon assignment of all of the issued and outstanding stock to him, he intends to reinstate the Corporation's charter and thereafter: (a) to elect himself as the sole director, (b) to elect himself as president and to elect Curi M. Walker as secretary, and (c) to execute and deliver certain documents on behalf of Crystal Springs Trust.

11. If any original stock certificates issued by the Corporation is found by me, I covenant and warrant to immediately deliver any such certificates to Walker.

NOW THEREFORE, for value received, the adequacy and sufficiency of which is acknowledged by me, I hereby sell, grant, assign and transfer unto Thomas G. Walker, whose address is P.O. Box 7707, Boise, Idaho 83707-1707, all of my right, title and interest in and to any and all issued and outstanding stock of the Corporation. Further, I hereby constitute and appoint the secretary of the Corporation, and any and all successors in office, as my true and lawful attorney in fact to transfer said shares on the books of the Corporation with full power of substitution.

DATED: January __, 1995.

/s/ M. Gary Atkinson
Exhibit 3.02(c)(vi)

      CONSENT AND AGREEMENT TO AMENDED LEASE AGREEMENT

 See attached.

CONSENT AND AGREEMENT

      The CRYSTAL SPRINGS HYDROELECTRIC COMPANY, an Idaho general partnership (the "Partnership"), as the lessee under the Lease Agreement recorded June 24, 1985, as Instrument No. 883276, records of Twin Falls County, Idaho (the "Original Lease"), does hereby consent and agree to all of the modifications to the Original Lease contained in the above Amended Lease Agreement and to the substitution of CRYSTAL SPRINGS HYDROELECTRIC, L.P., a Washington limited partnership, for the Partnership, as lessee thereunder.

      The undersigned further warrant and represent to the above-named Lessor and Lessee that Far West Capital, Inc., a Utah corporation, Far West Energy Electric Fund, L.P., a Delaware limited partnership, Alan O. Melchior, individually, and Thomas A. Quinn, individually, are all of the general partners of the Partnership with full power and authority to execute this Agreement and bind the Partnership in all respects.

      DATED this        day of      , 1995.

Crystal Springs Hydroelectric Company, an Idaho General
Partnership, by its under.signed General Partners:

Far West Capital, Inc., a Utah Corporation, Individually and as
General Partner

By Name: Title:

Far West Energy Electric Fund, L.P., a Delaware Limited
Partnership, Individually and as General Partner

By Name: Title:

/s/
Alan O. Melchior, Individually and as
General Partner

/s/
Thomas A. Quinn, Individually and as
General Partner

      STATE OF          )
                  : ss.
      COUNTY OF   )
      On the      day of      , 1995, before me the undersigned, a
Notary Public in and for the State, personally appeared, known or
identified to me to be the         of Far West Capital, Inc., a
General Partner of Crystal Springs Hydroelectric Company, a general partnership, the partnership that executed the foregoing instrument or the person who executed the foregoing instrument on behalf of said partnership, and acknowledge to me that such partnership executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public Residing at My commission expires:
                                          STATE OF          )
                                                      : ss.
                                          COUNTY OF         )
                                          On the      day of
     , 1995,
before me the undersigned, a Notary

      Public in and for the State, personally appeared

                                    , known or identified to me to be
the   of Far West Energy Electric Fund, L.P., a General Partner of
Crystal Springs Hydroelectric Company, a general partnership, the partnership that executed the foregoing instrument or the person who executed the foregoing instrument on behalf of said partnership, and acknowledge to me that such partnership executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public Residing at My commission expires:

                                          STATE OF
                                                      : ss.
                                          COUNTY OF         )
                                          On the      day of
     , 1995,
before me the undersigned, a Notary Public in and for the State, personally appeared Alan O. Melchior, a General Partner of Crystal Springs Hydroelectric Company, a general partnership, the partnership that executed the foregoing instrument or the person who executed the foregoing instrument on behalf of said partnership, and acknowledge to me that such partnership executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                            Notary
Public

Residing at
                                                            My
commission
expires:


                  STATE OF          )
                              : ss.
                  COUNTY OF         )
                  On the      day of            , 1995, before me the
undersigned, a Notary Public in and for the State, personally appeared Thomas A. Ouinn, a General Partner of Crystal
Springs Hydroelectric Company, a general partnership, the partnership that executed the foregoing instrument or the person who executed the foregoing instrument on behalf of said partnership, and acknowledge to me that such partnership executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public Residing at My commission expires:

Exhibit 4.10
DEFAULTS OF SELLER

1. Any and all agreements and/or obligations of Seller with First
Security Bank of Utah, N.A.

2.    The Lease Agreement dated May 1, 1985, by and between
Patricia
Wilson Sibley, Samuel H. Sibley, Asher B. Wilson, Jr., Asher B.
Wilson III, Clark S. Wilson, James
Edward Wilson, Mark L. Wilson, David R. Millard and Barbara L.
Millard and Seller.

3. The Purchase Agreement dated May 15, 1985, by and among Crystal Springs Research & Development, an Idaho general partnership, Crystal Springs Trust, an Idaho trust, Bonneville Pacific Corporation, a Utah corporation, and Far West Capital, Inc., a Utah corporation.

4.    The lease Agreement dated May 1, 1985, by and between Derek
C.
Cantrell, Georgia Lee Cantrell, Charles Cantrell and Vivian
Cantrell and Seller.

5. The Intertie Agreement dated October 3, 1985, between Seller and Mistletoe Financial Company, a Utah general partnership.

6.    The Agreement dated March 8, 1993, between Twin Falls Canal
Company, an Idaho corporation, and Seller, concerning added flows.

7.    The Firm Energy Sales Agreement between Seller and Idaho
Power
Company dated March 31, 1984.

8.    Operating Agreement with Tom McCauley.

9. Extension and Modification Agreement between Seller and First Security Bank of Utah, N.A.
                              24

Exhibit 7.01

Certificate AS TO FULFILLMENT OF
CRYSTAL SPRINGS HYDROELECTRIC COMPANY ("Seller")
AND OBLIGATIONS

      This certificate is made in response to Section 8.01 of the Purchase and Sale Agreement (the "Agreement") by and among Crystal Springs Hydroelectric, L.P. ("Purchaser") and the undersigned.

It is hereby certified by the undersigned that:

(a) All representations and warranties of the undersigned contained in the Agreement or the Exhibits or the documents described therein or otherwise made in writing pursuant to the Agreement are true and correct at and as of the Closing Date (as defined in the Agreement); and

(b) The undersigned has performed and complied with all the covenants, agreements, obligations and conditions required by the Agreement to be performed or complied with by the undersigned at or prior to the Closing Date.

                        Dated:            , 19

CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Fund, L.P., a Delaware limited partnership, as General Partner

By: Far West Capital, Inc., General Partner

By:

Thomas A. Quinn, Vice President
25

Exhibit 8.01

CERTIFICATE AS TO FULFILLMENT
OF CRYSTAL SPRINGS HYDROELECTRIC, L.P.
("Purchaser") CONDITIONS

      This certificate is made in response to Section 9.01 of the Purchase and Sale Agreement (the "Agreement") by and among Crystal Springs Hydroelectric Company ("Seller") and the undersigned.

It is hereby certified by the undersigned that:

(a) All representations and warranties of the undersigned contained in the Agreement or otherwise made in writing pursuant to the Agreement are true and correct at and as of the Closing Date
(as defined in the Agreement), except for changes contemplated or permitted by the Agreement; and

(b) The undersigned has performed and complied with all of the obligations and conditions required by the Agreement to be performed or complied with by the undersigned at or prior to the Closing Date.

            Date:             , 19

CRYSTAL SPRINGS HYDROELECTRIC, L.P.
("Purchaser")
By: Gateway Energy, Inc., its general partner
Dell E. Keehn, President

Exhibit ( 10 ) ( aaj )


BILL OF SALE

      CRYSTAL SPRINGS HYDROELECTRIC, COMPANY, an Idaho general partnership ("Seller"), for $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, convey, transfer, assign and deliver to CRYSTAL SPRINGS HYDROELECTRIC, L.P., a Washington limited partnership ("Purchaser"), all of its right, title and interest in the following described personal property (the "Assets"):

      (a) The operating assets, inventory, equipment, receivables and supplies owned or leased by Seller in connection with the operation of the Facility, as described in
Section 2.01(a), (b) and (d) of that certain Purchase and Sale
Agreement dated
February 28, 1995, by and among Seller and Purchaser (the
"Agreement"), and
as more particularly described on Exhibit A to this Bill of Sale;

(b) All of Seller's permits, licenses, governmental approvals, authorizations, contracts and other agreements as identified on
Exhibit 2.01(c) to the Agreement, and as more particularly described on Exhibit B to this Bill of Sale;

      Seller represents to Purchaser that Seller believes it has legal title to the Assets, that Seller has complete and unrestricted power to sell, convey, transfer, assign and deliver said legal title to such Assets to Purchaser and that this Bill of Sale is valid in accordance with its terms and effective for its purpose.

DATED: March 15, 1995.

CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Energy Fund, L.P., a Delaware limited
partnership, as General Partner

By: Far West Capital, Inc.
/s/Thomas A. Quinn, Vice President

The "Assets" are all of the assets, equipment and properties of Seller relating to its ownership, development and operation of the Facility, tangible and intangible, real and personal, and include the following, without limitation:

      (a) The operating assets, inventory, equipment and receivables of Seller relating to or used in connection with the Facility, including:

      All "Inventory" (as hereinafter defined), all "Receivables" (also hereinafter defined) and all "Equipment" (also hereinafter defined) of Seller relating to or used in connection with the Facility; all of Seller's fixtures, goods, materials and other tangible personal property relating to or used in connection with the Facility; all of Seller's patents, trademarks, goodwill, know how, intellectual property of all kinds, customer lists, choses in action, contracts and contract rights, instruments and other intangible personal property (including general intangibles), and all other items of personal property of whatever description (including but not limited to those specific items listed below in paragraph (c)), whether now owned or hereafter acquired or arising; all proceeds of any of the foregoing (including, specifically, proceeds of insurance policies insuring any o the forgoing against loss by theft, casualty or otherwise); all of Seller's rights to goods represented by or securing Receivables, and all of Seller's rights as an unpaid vendor, including the right to reclaim goods and to replevy goods under the Uniform Commercial Code and including all returned and repossessed goods, wherever located; any substitutions for, accessions, modifications and improvements to and other additions and replacements for any of the foregoing and any other rights or interests arising out of or in connection with any of the foregoing; all records, accounting or otherwise, reports, papers and documents relating to any of the foregoing, including all computer records, data programs, software, disks, etc. relating to or arising out of or used in connection with any of the foregoing, as may be requested by Purchaser.

      As used above, the term "Equipment" shall have the meaning provided therefor in the Uniform Commercial Code and shall also, for purposes hereof, include any and all machinery, tools, equipment, computers, furniture, furnishings, etc. used in or in connection with the Facility, now owned or hereafter owned, acquired or arising or created.

      As used above, the term "Inventory" or "Inventories" shall have the meaning specified in the Uniform Commercial Code, including all of the same now owned or hereafter acquired by Seller wherever located, and also including all of Seller's right as the seller of goods under the Uniform Commercial Code and all Inventory which may be returned or repossessed, and also all proceeds of the same including also insurance proceeds realized in connection with the Inventory, its loss or damage, including without limitation, all raw materials, stock in trade, finished goods and goods in progress.

EXHIBIT A - PAGE 1


      As used above, the term "Receivables" shall mean any and all of Seller's accounts (as defined in the Uniform Commercial Code) and any and all rights of any kind of Seller to payment from a third party, including all instruments, executory contract rights, contract rights, chattel paper and any general intangibles, whether now held or existing or hereafter acquired or arising relating to the Facility. Receivables shall also include all proceeds of the same and shall also mean all ledger sheets, files, records and documents relating to the same, including but not limited to, invoices, purchase orders, contracts, etc. as may be requested by Purchaser.

      (b) All of Seller's supplies used in connection with the operation of the Facility including, without limitation, supplies of fuel, lubricants, spare parts and other consumable supplies (the "Supplies");

      (c) All of Seller's right to and interest in: (1) One diversion and penstock inlet structure; (2) two automated fish and trash racks with associated equipment, controls, meters and lights;
(3) 7850 LF of 60" OD penstock with associated air-vacuum valves, drain valves, manways dresser couplings and thrust blocks; (4) 9400 LF of graveled access road with associated drainage and improvements; (5) Powerhouse, including but not limited to base gravel, concrete footings, foundation walls, floor slab and building construction; (6) Penstock manifold with four branches to each of the four turbines with its associated flanges, bolts, drains, couplings and thrust block; (7) four Allis Chalmers insolation valves with operators and their associated motors and controls: A) two 24" valves, and B) two 30" valves; (8) four Ingersol-Rand Horizontal Francis Turbines: A) Turbine #1: capacity 548 KW, model 16 x 23 ST; B) Turbine #2: capacity 686 KW, model 16 x 23 ST; C) Turbine 23: capacity 767 KW, model 16 x 23 S; and D) Turbine #4: capacity 911 KW, model 20 ALVT; (9) four Westinghouse Horizontal Induction Generators: A) Generator #1 - capacity 617 KW;
B) Generator #2 capacity 776 KW; C) Generator #3 - capacity 882 KW;
D) Generator #4 - capacity 1048 KW; (10) one Power Factor Assemble;
(11) Westinghouse Generator Controller Equipment (12) one Neutral Grounding Resistor Assembly; (13) one 3500 KVA Transformer and accessories; (14) one Indoor Station Auxiliary Transformer with a service panelboard for powerhouse loads; (15) one Programmable controller package - built by J-U-B Engineers, Inc.; and (16) 7,313 lineal feet of 46 KV transmission line.

      Seller believes but does not warrant (and has not attempted to verify) that the equipment described above is an accurate description of the equipment located at the Facility.



EXHIBIT A - PAGE 2

All of Seller's right to and interest in all permits, licenses, governmental approvals, contracts and agreements necessary for or used in connection with the ownership, development and operation of the Facility and the transmission and sale of electric power to Idaho Power Company, including, without limitation, those documents identified below:

A. Permits

      1. All FERC Licenses relating to the Facility pursuant to the Order Issuing Major License issued May 24, 1985, Project No.
8278-000, by the Office of Electric Power Regulation, Federal
Energy Regulatory Commission, as may have been amended.

      2. All Water Permits issued by the State of Idaho relating to water for the Facility, including but not limited to the Idaho
Department of Water Resources Water Permit Nos. 4707768, 47-07991, 47-08005 and 47-8009.

B. Contracts.

      1. The Firm Energy Sales Agreement between Seller and Idaho
Power Company dated March 31, 1984.

      2. Intertie Agreement dated October 3, 1985, between Seller and Mistletoe Financial Company, a Utah general partnership.

      3. - Lease Agreement dated as of May l, 1985, between Derek
C.
Cantrell, Georgia Lee Cantrell, Charles Cantrell and Vivian
Cantrell, as Lessor, and Seller, as Lessee.

      4. Lease Agreement dated as of May 1, 1985, between Patricia Wilson Sibley, Samuel H. Sibley, Asher B. Wilson, Jr., Asher B. Wilson m, Clark S. Wilson, James Edward Wilson, Mark L. Wilson, and David R. Millard and Barbara L. Millard, as Lessor, and Seller, as Lessee.

      5. Right of Way Grant dated June 19, 1983, executed by Twin
Falls Bank and Trust, David R. Millard, Barbara L. Millard, and
Pisces Investments, as grantors, to Seller, as grantee.

      6. Perpetual Easement Agreement dated June 19, 1985, between Twin Falls Bank & Trust Company, Crystal Springs Ranch, Ltd., and
Pisces Investments, as grantors, and Seller, as grantee.

      7. Agreement dated March 8, 1993, between Twin Falls Canal
Company, an Idaho corporation, and Seller, concerning added Rows.

      8. Any and all insurance policies presently in force concerning or relating to the Facility or its operation.
EXHIBIT B

Exhibit (10) (aak)

RELEASE OF ALL CLAIMS

KNOW ALL MEN BY THESE PRESENTS:

      1. That the undersigned, CRYSTAL SPRINGS RANCH G LIMITED PARTNERSHIP, an Idaho Limited Partnership, ("Releasor") by and through its General Partner, Crystal Springs Ranch, L.L.C., for and in consideration of the sum of $69,000.00, and other good and valuable consideration, the receipt and sufficiency of which is hereby unconditionally acknowledged, does hereby release, acquit and forever discharge FIRST SECURITY BANK OF UTAH, N.A., and its successors, representatives, insurers, assigns, agents, attorneys, servants, employees, officers, directors, and any person or persons acting for, by or through it, ("Releasee) of and from all Released Claims (as hereinafter defined) in any way having to do with, arising, arisen, to arise, or which may arise out of or in any way connected with, directly or indirectly, that certain Lease Agreement dated May 1, 1985, by and between Patricia Wilson Sibley, Samuel H. Sibley, Asher B. Wilson, Jr., Asher B. Wilson, III, Clark
S. Wilson, James Edward Wilson, Mark L. Wilson, David R. Millard and Barbara L. Willard, as lessors, ("Original Lessors") and Crystal Springs Hydroelectric Company, an Idaho general partnership, as lessee, ("Original Lessee") and recorded June 24, 1985, as Instrument No. 883276, records of Twin Falls County, Idaho (the Original Lease").

      2. For purposes of this Agreement, the following terms have the following meanings, which apply to both the singular and plural forms of the terms defined:

"Agreement" means this Release of Claims.

      "Applicable Environmental Laws" means any statutory law or case law (federal, state or local) pertaining to the environment, or petroleum products, or oil, or asbestos, or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as codified at 42 U.S.C. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976 as amended, as codified at U.S.C. 6901 et. sec.; and the Superfund amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. 9671 et. seq.

      "Environmental Claims means all claims, causes of action, costs, expenses, judgments, fines, charges, fees, expenses, damages, losses, liabilities and/or response costs arising from or pertaining to the application of any Applicable Environmental Laws relating in any way to the Property and/or the Project.

      "Project" means the hydroelectric generating facility known as the Crystal Springs Hydroelectric Project, also known as the Cedar Draw Hydroelectric Project located on or near the Property, including, without limitation, the diversion structure, penstock, powerhouse, tailrace, transmission lines, equipment and improvements appurtenant thereto, the rights to use all access easements relating thereto, all contracts, contract rights and agreements relating to or required for the refurbishment, use, occupancy and/or operation of the Project, together with all authorizations, approvals and permits relating thereto.

      "Property" means that certain real property and easement as more particularly described in Exhibit "A" attached hereto.

      "Released Claims" means all claims of whatever kind and nature, known and unknown, occurring and existing before the date of this Agreement and in anyway connected with the Original Lease, the Property or the Project.

      3. Subject to the terms of this Agreement, it is the intention of Releasor that this Agreement shall be effective as a full and final accord and satisfaction and release of all Released Claims. Releasor is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but, except as provided for in this Agreement, it is the intention of Releasor to hereby fully, finally and forever release all Released Claims, known or unknown, and that the release provided for herein shall be and remain in full force and effect as a full and complete general release with respect to all Released Claims notwithstanding the discovery of or the existence of any such additional or different facts or any additional or different defects or damages of any kind

      4. It is understood and agreed that this settlement is the compromise of a doubtful and disputed claim, and that the payment is not to be construed as an admission of liability on the part of the parties hereby released, and that Releasee denies liability therefor and intends merely to avoid litigation and buy their peace.

      5. It is understood and agreed by Releasor that this Agreement is made and entered into as a free and voluntary act of the Releasor in the exercise of its own judgment, belief and knowledge of the nature, extent and duration of the said claim or claims and damages, and is not made or entered into under the influence of Releasee or any attorney, representative, agent, or other person acting for, through or on behalf of Releasee, and that neither Releasee, nor any other person, has induced or influenced Releasor to enter into this Agreement.

      6. Releasor acknowledges and agrees that it is, and has been, represented by counsel of its own choosing during any and all negotiations which have led to this Agreement, and that it has been fully advised concerning the effect of this Agreement, the amount of the settlement, and its obligations contained in this Agreement.

RELEASE OF ALL CLAIMS - 2

      7. Releasor represents and warrants to Releasee that Releasor is the sole successor in interest to all Original Lessors under the Original Lease, and the undersigned has all requisite power and authority to execute this Agreement on behalf of Releasor and that this Agreement, when executed, will constitute a legal and binding agreement fully enforceable against Releasor according to its terms.

      8. It is further understood and agreed that this Agreement shall be binding upon the successors and assigns of Releasor.

      9. RELEASOR HAS READ THE FOREGOING AGREEMENT, FULLY
UNDERSTAND
IT, AND AGREES TO ALL THE COVENANTS, TERMS AND CONDITIONS CONTAINED
HEREIN.

IN Witness WHEREOF, the undersigned has hereunto executed this Agreement this

      7th   day of      March       , 1995.

      RELEASOR:               CRYSTAL SPRINGS RANCH G LIMITED)
                        PARTNERSHIP By,Cres al Springs Ranch,
L.L.C.
                        Its General Partner
                        By /s/
                        Name: David R. Millard
                        Its: Managing Member


STATE OF IDAHO )
: ss.
COUNTY OF ADA )

      On the 7th day of March, 1995, before me the undersigned, a Notary Public in and for the State, personally appeared David R. Millard, known or identified to me to be the Managing Member of Crystal Springs Ranch, L.L.C., the General Partner of Crystal Springs Ranch fi Limited Partnership, a limited partnership, the partnership that executed the foregoing instrument or the person who executed the foregoing instrument on behalf of said partnership, and acknowledge to me that such partnership executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/
Notary Public
Residing at Boise
My commission expires 5-8-98

PARCEL V

Township 9 South, Range 15 East of the Boise Meridian, Twin Falls
County, Idaho,

SECTION 12: S1/2NW1/2SW1/4, S1/2SW1/4, Government Lots 5 and 6 and that part of Government Lot 7 and the SW1/4SE1/4 lying West of the following described line:

BEGINNING at a point on the South boundary of said SW1/4SE1/4 which bears South 88 52' 12" East a distance of 379.76 feet from the Southwest corner of said SW1/4SE1/4; THENCE North 15 33' 41" East a distance of 954.11 feet; THENCE South 80 53' 55" East a distance of 63.94 feet; THENCE North 17 27' 10" East a distance of 806.89 feet to the approximate high water mark of the Snake river and the Northerly boundary of said Lot 7.

SECTIONS 11, 12 and 14: Tract A and Block 1 of the CRYSTAL SPRINGS ESTATES SUBDIVISION as recorded in Book 12, page 49 of the Plat Records of Twin Falls County, Idaho; and also the NW1/4NE1/4,
Section 14, EXCEPT that part of the West of the West Rim of Cedar
Draw Canyon.

EXCEPT

A parcel of land located in the SW1/4SW1/4 of Section 12, Township 9 South, Range 15 East of the Boise Meridian, Twin Falls County,
Idaho and being more specifically described as follows:

COMMENCING at the Southwest section corner of Section 12, Township 9 South, Range 15 East of the Boise Meridian; THENCE North 2 34' 14" East, 984.53 feet to the REAL POINT OF BEGINNING; THENCE South 77 08' 45" East, 113.00 feet; THENCE North 22 47' 38" East,
111.02 feet; THENCE North 10 02' 13" East, 30.05 feet; THENCE North 76 35' 05" West, 154.55 feet; THENCE South 8 05' 51" West,
30.13 feet; THENCE South, 1 56' 46" West, 112.90 feet to the REAL POINT OF BEGINNING.

AND EXCEPT

A parcel or land located in portions of Lot 7 and the NE1/4SE1/4 of Section 11; Lots 9 and 10 and the NW1/4SW1/4 of Section 12, all in Township 9 South, Range 15 East of the Boise Meridian, Twin Falls County, Idaho and being more specifically described as follows:

      COMMENCING at the southwest Section Corner or Section 12,Township 9 South, Range 15 East of the Boise Meridian; THENCE North 7 09' 05"
West, 1,383.37 feet to the REAL POINT OF BEGINNING; THENCE North
7  01' 47" East, 780.97 feet; THENCE North 84  24' 21" west 22.22 feet;
THENCE North 530 44' 40" West, 717.69 feet; THENCE North 83  .07' 31"
West, 284.71 feet; THENCE North 10 38' 43" East, 411.55 feet to the highwater line on the Southerly bank of the Snake River; THENCE Southeasterly along the Southerly bank or the Snake River the following courses and distances; South 83  45' 43" East, 81O.89 feet; South 79  02' 15" East,
395.38 feet; South 53  01' 23" East, 563.77 feet; South 3  34' 55" East
143.37 feet; South 50  33' 57" East, 75.85 feet; THENCE South 27  06' 46"
West, 464.20 feet; THENCE North 81  09' 24" West, 670.66 feet; THENCE South
13 08' 09" West, 699.75 feet; Thence North 78  38' 10" West, 242.61 feet
to the REAL POINT OF BEGINNING.   AND ALSO EXCEPT  A parcel of land in the
S1/2SW1/4, Section 12, Township 9 South, Range 15 East of the Boise
Meridian, Twin Fails County, Idaho, and being more specifically described as follows: COMMENCING at the Southwest corner of Section 12, Township 9 South., Range 15 East of the Boise Meridian; THENCE North
40 48' 33" East, 1460.47 feet to the REAL POINT OF BEGINNING; THENCE from this REAL POINT OF BEGINNING, North 3O 47' 50" East, 150.00 feet; THENCE: South 82O 12' 10" East, 290.60 feet; THENCE South 3
47' 50" West, 150.00 feet; THENCE North 82 12' 1O" West, 290.60 feet to the REAL POINT OF BEGINNING.

AND ALSO EXCEPT
A parcel of land in the NE1/4NE1/4, Section 14, Township 9 South
Range 15 East of the Boise Meridian, and the S31/4SE1/4 of
Section 11 Township 9 South, Range 15 East of the Boise Meridian,
Twin Falls County, Idaho and being more specifically described as

COMMENCING at the Section Corner common to Sections 11, 12, 13 and 14 Township 9 South, Range 15,East of the Boise Meridian THENCE North 1 28' 00" East a distance or 110.32 feet along the East boundary of said Section 11 to the REAL POINT OF BEGINNING; THENCE North 1 28' 00" East a distance of 855.74 feet along the East boundary of said Section 11; THENCE North 79 27' 06" West a distance of 131.32 feet along the centerline of a county road THENCE South 5 16' Al" West a distance of 533.24 feet; THENCE South 51 09' 47" West a distance or 510.97 feet; THENCE South 45 37' 48" West a distance of 567.18 feet; THENCE South 43 20' 21" West a distance of 473.32 feet; THENCE South 42 23' 20" West a distance o 99.09 feet to the West boundary of the NE1/4NE1/4 of said Section 14; THENCE South 0 48' 50" West a distance of 719.47 feet along the West boundary of the NE1/4NE1/4 of said Section 14 to the Southwest corner of the NE1/4NE1/4 of said Section 14; THENCE North 37 45' 47" East a distance of 115.90 feet; Thence North 22 30' 41". East a distance of 263.89 feet; THENCE North 45 30' 52" East a distance of 230.52 feet; THENCE North 45 27' 59" East a distance of 427.46 feet; THENCE North 9 12' 00" East a distance of 285.25 feet; Thence North 69 04' 07" East a distance of 280.22 feet; THENCE North 21 21' 02" East a distance of 285.25 feet; THENCE North 27 32' 50" East a distance of 204.83 feet to the REAL POINT OF BEGINNING.

AND ALSO SUBJECT TO an easement for the purpose of ingress and egress over a strip of land 60 feet in width along an existing road and located in the SW1/4SW1/4 of Section 12, the S"-l/SE1/4 of
Section 11, the NE1/4NE1/4 and the NW1/NE1/4 Section 14, Township
9 South, Range 15 East or the Boise Meridian, Twin Falls County, Idaho said easement lying 30 feet on each side of the following described centerline:

BEGINNING at the corner common to Sections 11, 17, 13 and 14; THENCE North 20 31' 05" East 601.33 feet to a Point on the centerline or a county road and the TRUE POINT OF BEGINNING of said easement; THENCE along said centerline the following courses and distances South 45 00' 00" West 78.46 feet; THENCE South 30 22' 45" West 67.23 feet; THENCE South 43 40' 04" West 91.24 feet; THENCE South 61 00' 15" East 56.34 feet to the Westerly boundary of said SE1/4SE1/4 Section 12 and Easterly boundary of said SE1/4SE1/4 Section 11; THENCE South 61 00' 15" West 38.56 feet; THENCE South 51 48' 52" West 226.46 feet; THENCE South 30 57' 50" West 52.48 feet; THENCE South 61 37' 51" West 113.65 feet; Thence South 87 36' 51" West 48.04 feet; THENCE South 58 21' 19" West
101.02 feet; THENCE South 41 22' 28" West 71.50 feet to the Southerly boundary of said SE1/4SE1/4 Section 11 and the Northerly boundary of said NE1/4NE1/4 Section 14; THENCE South 41 22" 28" West 185.70 feet: and the Southwesterly end of said easement.

PARCEL VI

RESERVING an easement for penstock and access road described as: strip of land 300.00 feet in width located in the SW1/4NE1/4 and W1/2SE1/4 of Section 14 and the NW1/4NE1/4 of Section 23, Township 9 South, Range 15 Bast of the Boise Meridian, Twin Falls County, Idaho, said strip of land lying 100 feet Westerly and 200 feet Easterly of the following described line:

BEGINNING at a point on the Northerly boundary of the SW1/4NE1/4 of said Section 14 which point bears South 89 36' 05" West 254.37 feet from the Northeast corner thereof; THENCE South 38 13' 161' West 467.86 feet to a point of curvature; THENCE Southwesterly
123.00 feet on the arc of a curve to the right with a radius of
200.00 feet, a central angle of 35 14' 12" and a chord which bears South 55 50' 22" West 121.07 feet to a point of tangency; THENCE South 73 27' 29" West 356.69 feet to a point of curvature; THENCE Southwesterly 295.42 feet on the arc of a curve to the left with a radius of 225.00 feet, a central angle of 75 83' 39" and a chord which bears South; 35 50' 40" west 274.65 feet to a point of tangency; THENCE South 1 46' 09" mast 693.24 feet to a point of curvature THENCE Southeasterly 316.35 feet on the arc of a curve to the left with a radius of 350.00 feet, a central angle of 51 47' 15" and a chord which bears South 27 39' 45" East 305.69 feet to a point of tangency; THENCE South 53 33' 20" East 401.63 feet to a point of curvature; THENCE Southeasterly 295.13 feet on the arc of a curve to the right with a radius of 375.00 feet, a central angle of 45 05' 36" and a chord which bears South 31 00' 22" East
287.58 feet to a point of tangency; THENCE South 8  27' 44" East
600.55 feet to a point of curvature; Thence Southwesterly 612.95 feet on the arc of a curve to the right with a radius of 954.93 feet, a central angle of 36 46' 38" and a chord which bears South 9 55' 35" West 602.49 feet to a point of tangency; THENCE South 28 18' 55" West 211.58 feet to a point of curvature; Thence Southerly
974.90 feet on the arc of a curve to the left with a radius or
818.51 feet, a central angle of 68 14' 35" and a chord which bears South 5 48' 23" East 918.29 feet to a point of tangency; THENCE south 39 55' 52" East 4.26 feet to a point of curvature; THENCE Southerly 309.14 feet on the arc of a curve to the right with a radius of 450.00 feet, a central angle of 39 21' 38" and a chord which bears South 2O 14' 51" East 303.09 feet to a Point of tangency; THENCE South 0 34' 03" East 48.88 feet to a point of curvature; THENCE Southerly 176.70 feet on the arc of a curve to the left with a radius of 225.0O feet, a central angle of 44 59' 47" and a chord which bears South 23 03' 57" East 172.19 feet to a point of tangency; THENCE South 45 33' 54" East 12.20 feet to a point of curvature; THENCE Southerly 121.15 feet on the arc of a curare to the right with a radius of 275.00 feet, a central angle of 66 54' 38' and a chord which bears South 12 06' 35" East
303.21 feet to a point of tangency; THENCE South 21  20' 45" west
27.27 feet to a point on the Southerly boundary of said NW1/4NE1/4 of Section 23, which bears North 89 45' 45" West 242.84 feet from the Southeast corner thereof and the Southerly end of said 300 foot wide strip of land.

The sidelines shall be lengthened or shortened to intersect the Northerly boundary of the SW1/4NE1/4 of said Section 14 and to intersect the Southerly boundary of the NW1/4NE1/4 of said Section 23, which boundaries shall constitute the Northerly and Southerly boundaries of the herein described land.

PARCEL VII

      That part of the SW1/4NE1/4 Section 23, Township 9 South,
Range 15 East of the Boise Meridian, Twin Falls County, Idaho, lying East of the existing farm dirt road on the immediate west side of the Cedar Draw Canyon Rimrock.

Crystal Springs Hydroelectric, L.P.
11225 S.w. 6th, Suits 100
Bellevue, Washington 98004
March 15, 1995
First Security Bank of Utah, N.A.
79 South Main Street, 11th Floor
Salt Lake City, Utah 84111
Attn: Walter P. Zoellner

Re: Crystal Springs Hydroelectric Project

Gentlemen:

      Concurrently with the execution of this letter, Crystal Springs Hydroelectric, L.P., a Washington limited partnership ("Purchaser"), is buying substantially all of the assets of Crystal Springs Hydroelectric Company, an Idaho general partnership ("Seller"), relating to the Crystal Springs Hydroelectric project in Twin Falls County, Idaho (the "Project"). We understand that First Security Bank of Utah, N.A. ("First Security") has been the principal lender to the Seller in connection with the Project, and that First Security's loans have been secured by liens on substantially all of the Project assets. In connection with our purchase of the Project from the Seller and the payment to First Security of substantially ail of the sale proceeds, we also understand that First Security will be releasing its liens on the Project assets.

      As a condition to First Security consenting to the sale of the Project to the_ Purchaser and as an inducement to First Security releasing its liens on the Project assets, Purchaser hereby represents and warrants to First Security as follows.

      Purchase acknowledges that First Security has made and makes no representations or warranties of any kind to Purchaser with respect to the Project, the Seller or any other matters relating thereto or to the purchase of the Project by the Purchaser. Without limiting the generality of the foregoing, First Security has made and makes no representations or warranties concerning the value, condition or viability of the Project, the status of title to the Project assets or the existence or priority of any liens on the Project assets (other than First Security's own liens in the Project assets which are being released in connection with Purchasers acquisitions of the Project). Prior to the day hereof, Purchaser has inspected and reviewed all matters relating to the Seller and the Project and has made all inquires with respect thereto that purchaser has deemed necessary to consummate its purchase of the Project. Purchaser is relying on its own investigation of such matters and is not relying on any representation or warranty of any kind by First Security (except with respect to First Security's release of its liens upon payment to First Security of the amounts contemplated in the escrow instruction; governing the closing) in entering into and consummating the contemplated transactions.

      As a further condition to First Security consenting to the sale of the Project to Purchaser and releasing its liens on the Project assets, Purchaser, for itself and its successors and assigns, hereby releases First Security and its officers, directors, employees and agents from any and all claims, liability, damages, costs and expenses of any kind relating to the Project, the Sellar and/or Purchasers acquisition of the Project assets.

Very truly yours,

CRYSTAL SPRINGS HYDROELECTRIC, L.P., a Washington limited partnership

By: Gateway Energy, Inc., its general partner

By: /s/
Dell E. Keehn, President

Exhibit (1O) (aal)


CONSENT TO ASSIGNMENT

THIS CONSENT TO ASSIGNMENT ('Consent") dated as of the 15th day of March, 1995, is by and between IDAHO POWER COMPANY, and Idaho corporation ("Idaho Power"), CRYSTAL SPRINGS HYDROELECTRIC COMPANY (the "Assignor"), and CRYSTAL SPRINGS HYDROELECTRIC, L.P., A Washington Limited Partnership authorized to do business in the State of Idaho (the "Assignee").

RECITALS

WHEREAS, Assignor is the Seller under theat certain Firm Energy
Sales Agreement dated March 31, 1984 (the "Agreement"), between the Assignor and Idaho Power, and

WHEREAS, the Assignor desires to assign the Agreement to Assignee;
and

WHEREAS, under the Agreement the Assignor, as Seller under the agreement, is obligated to obtain Idaho Power's consent to assign the Agreement

NOW, THEREFORE, in consideration of the foregoing premises, the covenants herein mentioned to be kept and performed and other good and valuable consideration, the parties hereby agree as follows:

ARTICLE 1

CONSENT

SECTION 1.1 CONSENT TO ASSIGNMENT pursuant to Article XXIII of the Agreement, Idaho Power hereby consents to the assignemnt of the Agreemnt from the Assignor to Assignee.

ARTICLE 2

AGREEMENTS

SECTION 2.1 IDAHO POWER NON-PARTY STATUS. Idaho Power is not a party, nor is it bound by any agreement (other than this Consent) between the Assignor and Assignee.

SECTION 2.2 ARRANGEMENTS REGARDING PAYMENTS. All payments to be made by Idaho Power to the Assignee as Seller under the Agreement shall be made at the following address:

Crystal Springs Hydroelectric, L.P.
11225 SE 6th
Bellevue, WA 98004

(or to such other person and/or at such other address as Assignee may subsequently notify Idaho Power in Writing).

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.1 ILLEGALITY If any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

SECTION 3.2 AMENDMENTS, CHANGES AND MODIFICATIONS This Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by all the parties hereunto.

SECTION 3.3 EXECUTION OF COUNTERPARTS This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 3.4 VENUE AND LAW GOVERNING This Agreement shall be interpreted and governed by the laws of the State of Idaho. The venue for any litigation arising out of the Agreement shall be the District Court of the Fourth Judicial District in and for the County of Ada, Idaho.

SECTION 3.5 OTHER AGREEMENTS This Agreement is integrated and contains the entire agreement of the parties, no representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect, except to the extent that the same are contained in this Agreement or the documents executed to effectuate the terms and conditions of this Agreement.

SECTION 3.6 LEGAL REPRESENTATION Each party hereto acknowledges and agrees that (i) it is, and has been represented by counsel of its own choosing during any and all negotiations which have led to this Agreement, and that it has been fully advised concerning the effect of this Agreement and its obligations contained in this Agreement, or (ii) it has entered freely and voluntarily into this Agreement, and has chosen not to be represented and advised by independent counsel.

SECTION 3.7  TIME OF ESSENCE   Time and prompt performance of each
provision of this Agreement is of the essence.

SECTION 3.8 WAIVER A waiver by one party hereto of one or several defaults in performance of any provision of this Agreement to be performed by any other party hereto shall not construed as being a waiver of such provision itself or any subsequent default in performance thereof or the provisions of this paragraph.

SECTION 3.9 BINDING EFFECT The Agreement herein applies to and binds each personal representative, executor, administrator, heir, devise, legatee, assignee, transferee, successor and assign of the respective parties hereto.

SECTION 3.10  NOTICES
SECTION 3.10.1 Idaho Power and Assignee hereby amend Article XXVI of the Agreement to provide that all notices under the Agreement will be sent to Assignee at the address specified below:

SECTION 3.10.2 All notices, certifications or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by certified mail, postage prepaid, return receipt requested, addressed to Idaho Power or Assignee at the following address:

if to Idaho Power:      1221 W Idaho Street
                  P.O. Box 70
                  Boise, Idaho 83707
                  Attn. Vice President-Power Supply

if to Assignee:         Crystal Springs Hydroelectric, L.P.
                  c/o Weatherly
                  11225 SE 6th
                  Bellevue, WA 98004

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first above written.

IDAHO POWER COMPANY
/s/
ASSIGNOR
CRYSTAL SPRINGS HYDROELECTRIC COMPANY
/s/
ASSIGNEE
CRYSTAL SPRINGS HYDROELECTRIC L.P.
/s/
Exhibit (10) (aam)

CONSENT AND Agreement

The CRYSTAL Springs HYDROELECTRIC COMPANY, an Idaho general partnership (the 'partnership"), as the lessee under the Lease Agreement recorded June 24, 1985, as Instrument No. 883276, records of Twin Falls County, Idaho (the original Lease"), does hereby consent and agree to all of the modifications to the Original Lease contained in the above Amended Lease Agreement and to the substitution of CRYSTAL Springs HYDROELECTRIC, L.P., a Washington limited partnership, for the Partnership, as lessee thereunder.

      The undersigned further warrant and represent to the above-named Lessor and Lessee that Far West Capital, Inc., a Utah corporation, and Far West Electric Energy Fund, L.P., a Delaware limited partnership, are all of the general partners of the Partnership with full power and authority to execute this Agreement and bind the Partnership in all respects.

      DATED this        1 5th day of , March , 1995.

CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Energy Fund, L.P., a Delaware limited
partnership, as General Partner

By Far West Capital, Inc. a Utah corporation as general partner
/s/ Thomas A Quinn Vice President

By: Far West Capital, Inc., a Utah corporation as General Partner
/s/ Thomas A Quinn, Vice President
ASSIGNMENT OF INTEREST

      For the sum of Twenty-Five Thousand Dollars ($25,000) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CRYSTAL SPRINGS RESEARCH & DEVELOPMENT, an Idaho general partnership, and CRYSTAL SPRINGS TRUST, an Idaho Trust, under Trust Agreement dated effective April 1, 1985, Walker and Atkinson Chartered, Trustee, as assignors ("Assignors") hereby assign, transfer, grant, convey and quit claim to Far West Electric Energy Fund, L.P., a Delaware limited partnership as assignee ("Assignee") all of Assignors' right title and interest in and to the Crystal Springs Hydroelectric Project, also known as the Cedar Draw Hydroelectric Project, or Cedar Draw Creek Project which is located on Cedar Draw Creek in Twin Falls County, Idaho ("Project").

      This Assignment, transfer and conveyance includes, but is not limited to, all of Assignors' rights, title and interest under that certain Purchase Agreement entered into effective as of the 1 5th day of May, 1985 by and among Assignors, Bonneville Pacific Corporation and Far West Capital, Inc., specifically including, but not limited to, rights to receive royalties from the Project or to repurchase the Project and Assignors hereby waive and quitclaim any and all other right, title or interest whatsoever in the Project, including Crystal Springs Hydroelectric Company Partnership Units, equipment, business interests, good will, assets, titles, permits, applications, licenses, leases, agreements, power contracts, water permits, rents, royalties, distributions, revenues, options of any kind, and any other interest, whether the same be present, past, future, known or unknown.

      The person signing for Assignors warrants that he and both Assignors have the right and authority to execute and make this Assignment of Interest with the consent and approval of the beneficiaries and partners thereof and agrees to indemnify and hold Assignee harmless from any claim, loss, damage or expense including attorneys' fees resulting from any breach hereof.

Assignee hereby accepts and receives the foregoing assignment, transfer and conveyance.

This Assignment of Interest contains the entire agreement of the parties and shall bind and inure to the benefit of all heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignors and Assignee have executed this

Exhibit ( 10 ) (aan)


ASSIGNMENT OF INTEREST

      For the sum of Twenty-Five Thousand Dollars ($25,000) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CRYSTAL SPRINGS RESEARCH & DEVELOPMENT, an Idaho general partnership, and CRYSTAL SPRINGS TRUST, an Idaho Trust, under Trust Agreement dated effective April 1, 1985, Walker and Atkinson Chartered, Trustee, as assignors ("Assignors") hereby assign, transfer, grant, convey and quit claim to Far West Electric Energy Fund, L.P., a Delaware limited partnership as assignee ("&Q.signee") all of Assignors' right title and interest in and to the Crystal Springs Hydroelectric Project, also known as the Cedar Draw Hydroelectric Project, or Cedar Draw Creek Project which is located on Cedar Draw Creek in Twin Falls County, Idaho ("Project").

      This Assignment, transfer and conveyance includes, but is not limited to, all of Assignors' rights, title and interest under that certain Purchase Agreement entered into effective as of the 15th day of May, 1985 by and among Assignors, Bonneville Pacific
Corporation and Far West Capital, Inc., specifically including, but not limited to, rights to receive royalties from the Project or to repurchase the Project and Assignors hereby waive and quitclaim any and all other right, title or interest whatsoever in the Project, including Crystal Springs Hydroelectric Company Partnership Units, equipment, business interests, good will, assets, titles, permits, applications, licenses, leases, agreements, power contracts, water permits, rents, royalties, distributions, revenues, options of any kind, and any other interest, whether the same be present, past, future, known or unknown.

      The person signing for Assignors warrants that he and both Assignors have the right and authority to execute and make this Assignment of Interest with the consent and approval of the beneficiaries and partners thereof and agrees to indemnify and hold Assignee harmless from any claim, loss, damage or expense including attorneys' fees resulting from any breach hereof,

      Assignee hereby accepts and receives the foregoing assignment, transfer and conveyance.

This Assignment of Interest contains the entire agreement of the parties and shall bind and inure to the benefit of all heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignors and Assignee have executed this
Assignment of Interest the 17th day of February 1995 by and through their authorized representatives.

ASSIGNORS:

CRYSTAL SPRINGS TRUST
By: WALKER & ATKINSON CHARTERED,
/s/ Thomas G. Walker Its: President

CRYSTAL SPRINGS RESEARCH AND DEVELOPMENT

By: /s/ Thomas G. Walker, Jr. Its: General Partner

ASSIGNEE:

FAR WEST ELECTRIC ENERGY FUND, L.P. By: FAR WEST CAPITAL, INC. It:
General Partner

/s/ Thomas Quinn, Vice President
Exhibit (10) (aao)


CERTIFICATE: AS TO FULFILLMENT OF
CRYSTAL SPRINGS HYDROELECTRIC COMPANY ("Seller")
AND OBLIGATIONS

      This certificate is made in response to Section 8.01 of the Purchase and Sale Agreement (the "Agreement") by and among Crystal Springs Hydroelectric, L.P. ("Purchaser") and the undersigned.

It is hereby certified by the undersigned that:

(a) All representations and warranties of the undersigned contained in the Agreement or the Exhibits or the documents described therein or otherwise made in writing pursuant to the Agreement are true and correct at and as of the Closing Date (as defined in the Agreement); and

(b) The undersigned has performed and complied with all the covenants, agreements, obligations and conditions required, by the Agreement to be performed or complied with by the undersigned at or prior to the Closing Date.

Dated: March 15, 1995

CRYSTAL SPRINGS HYDROELECTRIC COMPANY

By: Far West Electric Energy Fund, L.P., a Delaware limited
partnership, as General Partner

By: Far West Capital, Inc. General Partner
By: /s/
Thomas A. Quinn Vice President

Exhibit (10) (aap)


CERTIFICATE AS TO FULFILLMENT
OF CRYSTAL SPRINGS HYDROELECTRIC, L.P.
("Purchaser") CONDITIONS

      This certificate is made in response to Section 9.01 of the Purchase and Sale Agreement (the "Agreement") by and among Crystal Springs Hydroelectric Company ("Seller") and the undersigned.

It is hereby certified by the undersigned that:

                  (a) All representations and warranties of the undersigned contained in the Agreement or otherwise made in writing pursuant to the Agreement are true and correct at and as of the Closing Date (as defined in the Agreement), except for changes contemplated or permitted by the Agreement; and

                  (b) The undersigned has performed and complied with all of the obligations and conditions required by the Agreement to be performed or complied with by the undersigned at or prior to the Closing Date.

      Date: March 2, 1995

CRYSTAL SPRINGS HYDROELECTRIC, L.P.
("Purchaser")
By: Gateway Energy, Inc., its general partner
By: /s/
Dell E. Keehn, President

      Exhibit (10) (aaq)
      RELEASE OF ALL CLAIMS
      KNOW ALL MEN BY THESE PRESENTS:
      1. That the undersigned, CRYSTAL SPRINGS HYDROELECTRIC COMPANY, FAR WEST ELECTRIC ENERGY FUND, L.P., and FAR WEST CAPITAL, INC., (collectively "Releasers") for good and valuable consideration, the receipt and sufficiency of which is hereby unconditionally acknowledged, do hereby release, acquit and forever discharge CRYSTAL SPRINGS RANCH G LIMITED PARTNERSHIP, an Idaho Limited Partnership, and its successors, representatives, insurers, assigns, agents, attorneys, servant, employees, officers, directors, and any person or persons acting for, by or through it (collectively "Releasee") of and from all Released Claims (as hereinafter defined) in any way having to do with, arising, arisen, to arise, or which may arise out of or in any way connected with, directly or indirectly, that certain Lease Agreement dated May 1, 1985, by and between Patricia Wilson Sibley, Samuel H. Sibley, Asher B. Wilson, Jr., Asher B. Wilson, III, Clark S. Wilson, James Edward Wilson, Mark L. Wilson, David R. Millard and Barbara L. Millard, as lessors, ("Original Lessors") and Crystal Springs Hydroelectric Company, an Idaho general partnership, as lessee, ("Original Lessee") and recorded June 24, 1985, as Instrument No. 883276, records of Twin Falls County, Idaho (the "Original Lease").

2. For purposes of this Agreement, the following terms have the following meanings, which apply to both the singular and plural forms of the terms defined:

"Agreement" means this Release of Claims.

"Applicable Environmental Laws" means any statutory law or case law (federal, state or local) pertaining to the environment, or petroleum products, or oil, or asbestos, or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as codified at 42 U.S.C. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976 as amended, as codified at U.S.C. 6901 et. seq.; and the Superfund amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. 9671 et. seq.

"Environmental Claims" means all claims, causes of action, costs, expenses, judgments, fines, charges, fees, expenseS, damages, losses, liabilities and/or response costs arising from or pertaining to the application of any Applicable Environmental Laws relating in any way to the Property and/or the Project.

"Project" means the hydroelectric generating facility known as the Crystal Springs Hydroelectric Project, also known as the Cedar Draw Hydroelectric Project located on or near the Property, including, without limitation, the diversion structure. penstock, powerhouse, tailrace, transmission lines, equipment and improvements appurtenant thereto, the rights to use all access easements relating thereto, all contracts, contract rights and agreements relating to or required for the refurbishment, use, occupancy and/or operation of the Project, together with all authorizations, approvals and permits relating thereto.

"Property" means that certain real property and easement as more particularly described in Exhibit "A" attached hereto.

"Released Claims" means all claims of whatever kind and nature, known and unknown, occurring and existing before the date of this Agreement and in anyway connected with the Original Lease, except for the following which shall not be released: any and all claims, liabilities, causes of action, costs, attorney's fees and damages of Releasor in any way related to fraud and/or Environmental Claims.

      3. Subject to the terms of this Agreement, it is the intention of Releasors that this Agreement shall be effective as a full and final accord and satisfaction and release of all Released Claims.
Releasors are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement, but, except as provided for in this Agreement, it is the intention of Releasors to hereby fully, finally and forever release all Released Claims, known or unknown, and that the release provided for herein shall be and remain in full force and effect as a full and complete general release with respect to all Released Claims notwithstanding the discovery of or the existence of any such additional or different facts or any additional or different defects or damages of any kind.

      4. It is understood and agreed that this settlement is the compromise of a doubtful and disputed claim, and that the payment is not to be construed as an admission of liability on the part of the partieS hereby released, and that Releasee denies liability therefor and intends merely to avoid litigation and buy their peace.

      5. It is understood and agreed by Releasors that this Agreement is made and entered into as a free and voluntary act of the Releasors in the exercise of their own judgment, belief and knowledge of the nature, extent and duration of the said claim or claims and damages, and is not made or entered into under the influence of Releasee or any attorney, representative, agent, or other person acting for, through or on behalf of Releasee, and that neither Releasee, nor any other person, has induced or influenced Releasors to enter into this Agreement.

      6. Releasors acknowledge and agree that they are, and have been, represented by counsel of their own choosing during any and all negotiationS which have led to this Agreement, and that they have been fully advised concerning the effect of thiS Agreement, the amount of the settlement, and its obligations contained in this Agreement.

RELEASE OF ALL CLAIMS - 2

      7. Releasors represent and warrant to Releasee that the undersigned Far West Capital, Inc., and Far West Electric Energy Fund, L.P., are the sole general partners of the Original Lessee under the Original Note, and the undersigned have all requisite power and authority to execute this Agreement on behalf of Releasors and that this Agreement, when executed, will constitute a legal and binding agreement fully enforceable against Releasors according to its terms.

      8. It is further understood and agreed that this Agreement shall be binding upon the successors and assigns of Releasors.

      9. RELEASORS HAVE READ THE FOREGOING AGREEMENT, FULLY
UNDERSTAND IT, AND AGREE TO ALL THE COVENANTS, TERMS AND CONDITIONS CONTAINED HEREIN.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement this

8th day of March, 1995.
      RELEASOR:               CRYSTAL SPRINGS HYDROELECTRIC
                        COMPANY, an Idaho General Partnership,
                        by its undersigned General Partners:
     X

Far West Capital, Inc., a Utah Corporation, as General Partner

By /s/
Name: Alan 0. Melchior
Title: President

      Far West Electric Energy Fund, L.P., a - Delaware Limited
Partnership, as General Partner

By: Far West Capital, Inc., General Partner

By: /s/ Thomas A. Quinn Vice President
                  FAR WEST ELECTRIC ENERGY FUND,
                  L.P., a Delaware Limited Partnership
                  By: Far West Capital, Inc., General
                  Partner
                  By /s/
                  Name: Thomas A. Quinn
                  Title: Vice President
                  FAR WEST CAPITAL, INC., a Utah Corporation
                  /s/
                  Name. Alan 0. Melchlor Title: President

Exhibit (10) (aar)

RELEASE OF Security AGREEMENT

      This Release of Security Agreement (the "Release") is executed as of the 15 day of March, 1995, by FIRST SECURITY BANK OF UTAH,
N.A. ("Bank").

Recitals

      A. On July 7, 1988, Crystal Springs Hydroelectric Company, an Idaho general partnership ("Crystal"), executed a Security Agreement in favor of Bank (the "Original Agreement"), covering the collateral described therein (the "Collateral"). Various UCC-1 financing statements were filed in Utah and Idaho to perfect the security interests created by the Original Agreement. The Original Agreement was amended pursuant to an Amendment to Security Agreement, dated as of December 31, 1992, and as so amended the Original Agreement is hereinafter referred to as the "Security Agreement."

      B. Bank has agreed to release the Collateral from the Security Agreement and terminate the Security Agreement pursuant to this Release.

Agreement

      In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank hereby releases the Collateral from the Security Agreement and fully and completely releases and terminates the Security Agreement. In addition, Bank agrees to execute such UCC
Termination Statements as are reasonably necessary to fully effectuate the release of Bank's security interests in the Collateral.

EXECUTED as of the date first written above.

FIRST SECURITY BANK OF UTAH,
NATIONAL ASSOCIATION
By: /s/

Exhibit (10) (aas)

THIRD EXTENSION AND MODIFICATION AGREEMENT

      This Third Extension and Modification Agreement (the
"Agreement") is entered into as of March 15 , 1995, by and between CRYSTAL SPRINGS HYDROELECTRIC COMPANY, an Idaho general partnership ("Crystal'), and FIRST SECURITY BANK OF UTAH, N.A. ("Lender").

Recitals

      A. Far West Electric Energy Fund, L.P., a Delaware limited partnership (Formerly known as Far West Hydroelectric Fund, Ltd. , a Utah limited partnership)(the "Fund'), is a general partner in Crystal. Far West Capital, Inc. , a Utah corporation ("Far west Capital") is a general partner in both Crystal and the Fund.
Thomas A. Quinn ("Quinn") and Alan O. Melchior ("Melchior") were also individual general partners in the Fund until January 1, 1995, when both Quinn and Melchior withdrew as general partners. crystal, Far West Capital, the Fund, Melchior and Quinn are hereinafter referred to collectively as the "Crystal Affiliates.

      B. On ar about July 7 , 1988 , Crystal entered into a Credit Agreement with Lender. Pursuant to the Credit Agreement, bender made a loan of $2,800,000.00 to Crystal (the "Loan"). The Loan, was evidenced by the following documents, all dated July 7, 1988, which together with all other documents and agreements evidencing, securing or otherwise relating to the Loan are hereinafter collectively referred to as the "Original Loan Documents":

- Promissory Note

- Security Agreement .

- Mortgage, Assignment of Contract Rights, and Security Agreement

- Collateral Assignment of Water Rights

      C. Performance under the Loan was guaranteed by Bonneville
Pacific Corporation with an Unconditional and Continuing Guaranty dated July 7, 1988.

      D, Effective December 31, 1992, Lender and the Crystal Affiliates entered into an Extension and Modification Agreement (the "First Amendment"), pursuant to which the maturity date of the Loan was extended to December 1, 1993, and certain other terms of the Original Loan Documents were modified Concurrently with the execution on the First Amendment, the Crystal Affiliates and Lender entered into an Agreement the "settlement Agreement") and a Mutual Release Agreement, pursuant to which certain pending lawsuits between the parties were settled, as more fully described in said agreements.

      E. In accordance with the terms of the First Amendment and the Settlement Agreement, Lender made a new $50,000 loan to Crystal (the "Repair Loan") to permit certain repairs to be made to the Crystal Springs project. Various amendments to the Original Loan Documents were executed in connection with the Repair Loan to cause the cross-collateralization and cross-defaulting of the Repair Loan with the Loan. The Repair Loan has been repaid,

      F. Effective December l, 1993, Lender and the crystal Affiliates entered into a Second Extension Agreement (the "Second Amendment"), pursuant to which the maturity date of the Loan was extended to September 1, 1994, and certain other terms of the Original Loan Documents were modified. The Loan is currently in default, Crystal having failed to repay the Loan at its maturity on September 1, 1994. The Original Loan Documents as amended by the First Amendment, the Settlement Agreement, the Second Amendment and the other documents executed in connection therewith are hereinafter referred to collectively as the "Loan Documents". The original Promissory Note evidencing the Loan, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the "Note".

      G. Concurrently with the execution of this Agreement, Crystal is selling substantially all of its assets to Crystal Springs Hydroelectric, L.P., a Washington limited partnership ("Purchaser"). The Crystal Affiliates have requested that Lender consent to the proposed sale to Purchaser, accept a principal payment under the Loan in the amount of $1,100,000.00, reduce the remaining principal balance of the Note to $537,000.00, release all collateral for the Loan and extend the term of the Loan for an additional five (5) years, and Lender is willing to take such actions, on the terms and conditions set forth in this Agreement.

Agreement

      In consideration of the foregoing, the mutual covenants contained herein and the benefits to be derived by the parties hereunder, Lender and Crystal hereby agree as follows:

      1, Status of Loan. Immediately prior to the execution of this Agreement Crystal owed Lender $1,800,000.00 in outstanding principal under the loan, together with $191,762.50 of accrued and unpaid interest and approximately $3,300.00 of other related costs and expenses.

      2. Reduction of Loan Obligations and Release of Collateral. Upon receipt by Lender of a principal payment on the Loan in the amount of $1,100,000.00, (i) the Note and the other Loan Documents shall be deemed modified wherever necessary to provide that the remaining principal balance owed under the Loan shall be $537,000.00 and interest and costs on the Loan shall be deemed current as of the date hereof, and (ii) Lender shall execute documents sufficient to release its liens and security interests in the Project assets that have heretofore secured the Loan.

      3. extension. Subject to the other provisions of this Agreement, the date of the Loan is hereby extended by amending the Note and each of the other Loan Documents wherever necessary to provide that the unpaid principal balance of the Loan, accrued and unpaid interest thereon and all other amounts due pursuant to the terms of the Loan Documents shall be due and payable in Gull on March 2, 2000. No provision of this Agreement shall be construed to be a commitment by Lender to refinance or further extend the tern of the Loan, and the parties hereby confirm that no such commitment exists. Notwithstanding this extension, Crystal shall be liable to mate the modified payments of interest required below.

      4, Further Modifications. The Loan is hereby further modified by amending the Note and each of the other Loan Documents wherever necessary to provide as follows:

      (a) effective as of the date hereof, the interest rate on the Loan (as amended) is hereby modified to be a fluctuating per annum rate equal to Lenders "Prime Rate" from time to time. Lender's Prime Rate is its announced rate of interest used as a reference point from which it may calculate the cost of credit to customers generally. The Prime Rate is subject to change from time to time, Lender may make loans above, at or below its Prime Rate, said rate not necessarily being the "best" or "lowest" rate for pricing credit to Lender's customers.

      (b) The repayment terms of the Loan are hereby modified to require semiannual installment payments of interest only, payable in arrears on the first day of each September and March, commencing with September 1, 1995, and continuing thereafter throughout the term of the Loan. All remaining principal and accrued and unpaid interest shall be due an payable in full on March 2, 2000.

      (c) The Loan, as amended hereby, shall be evidenced by an amended and substituted promissory note (the ~Deficiency Note"), dated of even date herewith, in the form of EXHIBIT A attached hereto and incorporated herein by reference.

      (d) If the Deficiency Note is paid in full within two years after the date thereof, First Security will discount the amount of, the principal due by $100,000 (requiring a principal payment of only $487,000), and if the Deficiency Note is paid in full within three years (but not sooner than two years), First Security will discount the amount of the principal due by $50,000 (requiring a principal payment of $487,000). If the Deficiency Note is paid after the third anniversary thereof, there will be no discount (requiring payment of the full principal amount of $537,000). Moreover, if there is a default under the Deficiency Note or under related loan documentation, no discount will be allowed.

      5. Conditions to Extension and Modifications. The extension and modifications provided for in this Agreement are expressly conditioned on complete performance of the Following conditions by the crystal Affiliates:

      (a) Lender shall have received payment of the entire sale proceeds from the sale by Crystal to Purchaser of the Project, which proceeds shall be in the amount of at least $1,100,000.00. Notwithstanding the foregoing, Lender acknowledges that the actual proceeds to received by Lender shall be reduced by the sum of $81,500.00, consisting of $69,000.00 that Lender has agreed to pay at closing to certain ground lessors of the Project (the "Millards") and $12,500.00 that Lender has agreed to pay at the closing to the owners of a royalty interest on the Project (the "royalty Owners") of the $537,000.00 original principal amount of the Deficiency Note, $37,000.00 represents reimbursement to Lender of the funds being paid by Lender to the Millards and the Royalty Owners.

      (b) Purchaser shall pay $25,000.00 to the Millards and $12,500.00 to the Royalty Owners at the closing of the sa}e of the Project from Crystal to Purchaser.

      (c) Concurrently with the execution of this Agreement, Crystal shall execute the Deficiency Note as the maker thereof, and each of the other Crystal Affiliates shall execute the Deficiency Note in their respective capacities as general partners in Crystal and the Fund (as the case may be). Although Quinn and Melchior have withdrawn as general partners in the Fund, each of them shall continue to have general partner liability for the remaining obligations under the Loan as if they had continued to be general partners in the Fund, and each of then shall execute the Deficiency
Note for the purpose of confirming that continuing general partner liability.

      (d) Lender and the Crystal Affiliates hereby agree that any revenues from the Project (as defined in the Loan Documents) that might be held by mender in a Project account shall be paid to Lender, and that Bender shall also be entitled to any refunds of unearned insurance premiums prepaid with respect to the Project. The parties acknowledge that such Sums will be applied by Lender against the amounts over and above the principal amount of the Deficiency Note that were owed by crystal to Lender prior to execution of this Agreement. Lender agrees to pay the 1995 real property taxes relating to the Project for the prorata period prior to the closing with the Purchaser.

      (e) First Security shall have received indemnifications and releases from liability from all parties to the sale of the Project (including without limitation, the Millards and the Royalty
Owners).

      6, Effect of Amendment. Except as modified hereby (including the Deficiency Note which is incorporated herein), all terms of the Loan Documents shall remain unchanged and stall remain in full force and effect, and the Crystal Affiliates hereby reaffirm all of the terms of the Loan Documents as modified hereby and agree to be bound by the Loan Documents as modified hereby.

       7. Acknowledgements by Crystal Affiliates. The Crystal Affiliates hereby jointly and severally represent, warrant and acknowledge that: (a) the Crystal Affiliates have no offsets or counterclaims against Lender or defenses to payments due under the Loan Documents, as the same are being amended and supplemented by this Agreement; (b) the execution and performance of this Agreement and the other Loan Documents have been duly authorized pursuant to all necessary partnership and corporate authority; (c) the recitals to this Agreement are true. Crystal hereby reaffirms its obligations to pay all amounts due to Lender under the Loan Documents in accordance with the terms thereof as modified hereby. In addition, the warranties, representations, covenants and agreements contained in the Loan Documents, as herein expressly supplemented and amended, are hereby specifically reaffirmed and remade by Crystal. Neither this Agreement nor any action taken in accordance herewith shall constitute a release or waiver of any obligation or liability of Crystal or any other surety or obligor under the Loan Documents (as modified hereby).

      8. Further Assurances. The Crystal Affiliates shall take all such further actions and execute such additional documents as lender may reasonably request, in form reasonably satisfactory to Lender and the Crystal Affiliates, to vest in, perfect, keep perfected and assure Lender's rights hereunder and in and under the Loan Documents.

      9. The Crystal Affiliates hereby affirm, acknowledge and represent that Lender has fully and faithfully performed all of its obligations under the Loan Documents and other documents relating to the Loan, and that, absent this Agreement, First Security was entitled to exercise all of its remedies under the Loan Documents to collect the remaining amounts owed in connection with the Loan at its maturity on September 1, 1994. The Crystal Affiliates hereby affirm that they do not have any defense claim offset, counterclaim or other claim or action against Lender with respect to the Loan or the related Loan Documents (as amended hereby), or arising out of negotiations prior to and contemporaneous with the execution or this Agreement, and that even if such claim, action, defense, offset or counterclaim exists or might exist on the date hereof (whether known or unknown), the Crystal Affiliates hereby knowingly waive, release and relinquish the same. The Crystal Affiliates acknowledge that the relationship between Crystal and Lender has been solely a borrower-lender relationship, that Lender has not exercised control over the Crystal Affiliates or any of their operations, and that the Crystal Affiliates are not acting under any duress or coercion in connection with the execution of this Agreement. The Crystal Affiliates represent and warrant to Lender that they have obtained the advice of independent legal counsel with respect to their execution of this Agreement and the matters set forth herein.

      10. Integration. The Loan Documents, as amended by this Agreement, express, embody and supersede any previous understandings, agreements and promises (whether written or oral) with respect to the Loan, and represent the final expression of the agreement between Lender and the Crystal Affiliates, the terms and conditions of which cannot hereafter be contradicted by any oral understanding (if any) not reduced to writing.

      11. General. This Agreement shall be governed by the laws of the state of state In the event of any default by the parties hereto or under this Agreement or any of the other Loan Documents (as modified hereby), the defaulting party shall pay reasonable attorneys' fees and costs incurred by the nondefaulting party. This Agreement shall be binding upon and inure to the benefit of the Crystal Affiliates, Bender and their respective heirs, legal representatives, successors and permitted assigns. This Agreement may bc executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

Executed as of the date first written above.

FIRST SECURITY BANK OF UTAH, N A.

/s/

CRYSTAL SPRINGS HYDROELECTRIC COMPANY, an Idaho general partnership

By: Far West Capital, Inc,, a Utah corporation, as general partner

Its: /s/

By: Far west Electric Energy Fund, L.P., a Delaware limited
partnership, as general partner

By: Far West Capital, Inc., a Utah corporation, as general
partner     .

By: /s/
Alan o. Melchior, as a former general partner

by: /s/
Thomas A. Quinn, as a former general partner

EXHIBIT (10) (aat)
                  AMENDED AND SUBSTITUTED PROMISSORY NOTE
                  March 15, 1995
            Borrower:   Crystal Springs Hydroelectric Company,
                  an Idaho general partnership
            Rate:       First Security's Prime Rate

Principal Amount; Five Hundred Thirty-Seven Thousand Dollars
($537,000.00)

Due Date: March 15, 2000

      For value received, the undersigned ("Borrower") promises to pay on or before March 15, 2000, to First security Bank of Utah, National Association ("First Security"), or to its order, the total principal sum of Five Hundred Thirty-seven Thousand Dollars ($537,000.00), or such other amount then outstanding under this Note, plus interest then accrued and unpaid. This Note is payable in lawful money of the United States of America.

      Interest on the unpaid balance outstanding from time to time will be calculated at a per annum rate equal to First Security's "Prime Rate." As used herein, "Prime Rate" shall mean First Security's announced rate of interest (per annum) used as a reference point from which the cost of credit to customers may be calculated, and is subject to change from time to time, First Security may make loans bearing interest above, at or below its Prime Rate; such rate, though designated as the Prime Rate, not necessarily being the best or lowest rate available to borrowers from First security. Notwithstanding the foregoing, upon the occurrence of an "Event of Default'! (as defined in that certain Credit Agreement dated as of July 7, 1988, as amended from time to time, including as amended by the Third Extension and Modification Agreement dated of even date herewith (as so amended, the "Agreement")) the rate of interest per annum shall be sixteen percent (16.0%) per annum from and after such event of Default; provided further, however, that if First Security shall waive in writing or allow a cure of such Event of Default, the interest rate shall revert to the non-default rate specified above from and after such waiver or completion of cure (whichever is sooner). The Prime Rate may change from time to time, and the interest payable on this Note will continue to fluctuate with the Prime Rate as stated above. Any changes in the interest rate under this Note shall become effective, without prior notice, on the date on which the Prime Rate changes. Interest will be charged on a daily basis for the actual number of days the unpaid principal is outstanding on a per annum basis from the date of disbursement to the date of maturity. The actual interest to be charged under this Note shall be calculated on a 365 day year. Should the rate of interest, as calculated, exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding, on which the interest rate shall be charged, shall be determined from the records of First Security,

      During the term hereof, semiannual installments of all accrued and unpaid interest shall be paid on the first day of each September and March, commencing September 1, 1995, during the term hereof. In the event that any of the above provided semiannual interest installments are not paid when due or within ten (10) days after such due date, Borrower agrees to pay without further notice hereof, a late fee equal to five percent (5%) of each unpaid and delinquent installment- If, however, such installment falls due and payable on a Saturday, Sunday, legal holiday or other nonbanking day under the laws of the State of Utah, the due date of such installment shall be extended to the next succeeding business day and interest hereon shall be payable at the then applicable rate during such extension. All remaining principal and accrued and unpaid interest shall be due and payable in full on March 15, 2000.

      All payments received by First Security on this Note shall be applied as follows: first following any event of Default under the Agreement, toward the satisfaction of reasonable attorney's fees and costs incidental thereto and to advances made and reasonable costs and expenses incurred by the holder of this Note and its agents to enforce Borrower's obligations hereunder and under the related loan documents; second, toward the reduction of any and all accrued and unpaid interest under this Note, including uncollected late charges; and third, toward the reduction of unpaid principal under this Note.

      This Note is the Promissory Note referred to in the Agreement (the deficiency NoteS referred to in the Third Extension and Modification Agreement of even date herewith), and this Note is entitled to the benefits thereof and is subject to the terms and conditions thereof. Borrower may prepay the unpaid principal sum hereof as provided in the Agreement.

      In the event of a failure in the payment of an-y v! said installments or any part thereof resulting in an Event of Default, it shall be optional with the legal holder of this Note to declare the entire principal sum hereof (together with all accrued and unpaid interest and all other amounts due hereunder or under the Agreement immediately due and payable, and proceedings may at once be instituted for the enforcement and collection of the same by law. Likewise, if there shall be any other Event of Default pursuant to the Agreement, First Security or the holder of this Note, at its option ~ may declare immediately due and payable the entire principal sum hereof and all accrued and unpaid interest and all other amounts due hereunder or under the Agreement. Borrower understands and agrees that failure of First Security or any holder of this Note to exercise this option shall not constitute a waiver of the right to exercise; the Same in the event of a later default.

      Borrower agrees to pay all reasonable attorneys' fees and other expenses incurred by First Security or the holder of this
Note in the enforcement of any of its rights hereunder whether the default is ultimately cured or whether First Security or the holder of this Note ia obligated to pursue its legal remedies, including such expenses incurred prior to the institution of legal action, during the pendency of such legal action and continuing to include all such expenses incurred in connection with any appeal to higher courts arising out of legal proceedings to enforce Borrower's obligation hereunder or in any way in connection with bankruptcy or other insolvency proceedings. In the event Borrower prevails in any such legal action or proceeding, Lender similarly agrees to pay all such reasonable attorneys' fees and other expenses incurred by Borrower.

      The makers, sureties, guarantors and endorser of this Note jointly and severally waive presentment for payment, notice of dishonor, protest, notice of protest and of nonpayment of this Note, and consent to any extension of time of payment hereof, any addition, release or substitution of all or any collateral securing the payment hereof, and any addition, release or substitution of any party liable for this obligation. Time is of the essence hereof.

      This Note shall be construed according to the lass of the State of Utah.

      This Note is intended to amend by substitution the Promissory Note dated July 7, 1988, made by Borrower and payable to First security in the maximum principal amount of $2,800,000.00, as amended (the "original Note"), and this Note is not in novation or payment of the Original Note. Although Alan O. Melchior and Thomas
A. Quinn have withdrawn as general partners in Far West Electric Energy Fund, L.P., they are signing this Note to acknowledge their continuing general partner liability for the obligations evidenced by this Note which are a continuation of the obligations evidenced by the Original Note.

CRYSTAL SPRINGS HYDROELECTRIC COMPANY, an Idaho general partnership

By: Far West Capital, Inc., a Utah corporation, as general partner

By: /s/
Its:

By: Far West Electric Energy Fund, L.P., a Delaware limited
partnership, as general partner

By: Far West Capital, Inc,, a Utah
corporation, as general partner

By: /s/
Its:

By: /s/

Alan 0. Melchior, a former general partner

By: /s/

Thomas A. Quinn, a former general partner